As filed with the Securities and Exchange Commission on August 16, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KULICKE AND SOFFA INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-1498399
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1005 Virginia Drive

Fort Washington, Pennsylvania 19034

(215) 784-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David J. Anderson

Vice President and General Counsel

1005 Virginia Drive

Fort Washington, Pennsylvania 19034

(215) 784-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

F. Douglas Raymond, III

Drinker Biddle & Reath LLP

One Logan Square

18th and Cherry Streets

Philadelphia, PA 19103-6996

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
0.875% Convertible Subordinated Notes due 2012	$110,000,000	100%	$110,000,000	$3,377.00
Common stock, no par value	(2)	(3)	(3)	(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.
(2)	Includes such indeterminable number of shares of common stock issuable upon conversion of the notes. The notes are convertible into common stock at an initial conversion rate of 69.6621 shares per $1,000 principal amount of notes, subject to adjustment in certain circumstances. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the registration statement shall include an indeterminate number of shares of common stock that may be issued from time to time in connection with a stock split, stock dividend, recapitalization or similar event.
(3)	Pursuant to Rule 457(i) under the Securities of 1933, as amended, there is no additional filing fee with respect to the shares of common stock issuable upon conversion of the notes because no additional consideration will be received in connection with the exercise of the conversion privilege.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and neither we nor the selling securityholders are soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED AUGUST 16, 2007

$110,000,000

0.875% Convertible Subordinated Notes due 2012 and

the Common Stock issuable upon conversion of the Notes

On May 31, 2007, we issued $110,000,000 aggregate principal amount of our 0.875% Convertible Subordinated Notes due 2012, or the notes, in a private placement to qualified institutional buyers. This prospectus will be used by selling securityholders to resell the notes and the common stock issuable upon conversion of the notes.

We will pay interest on the notes at the rate of 0.875% per year. We will pay interest on the notes semi-annually on June 1 and December 1 of each year, commencing on December 1, 2007. The notes will mature on June 1, 2012, unless earlier converted or repurchased by us. Holders may require us to repurchase in cash some or all of their notes at any time following a fundamental change as described in this prospectus.

Holders may convert their notes based on a conversion rate (which we refer to as the base conversion rate) of 69.6621 shares per $1,000 principal amount of notes, subject to adjustment upon certain events, only under the following circumstances: (1) during specified periods, if the closing sale price of our common stock exceeds specified thresholds described in this prospectus; (2) during specified periods, if the trading price of the notes is below a specified threshold described in this prospectus; (3) at any time on or after May 1, 2012 or (4) upon the occurrence of specified corporate transactions described in this prospectus. If, at the time of conversion, the applicable stock price of our common stock is less than or equal to $14.355, which we refer to as the base conversion price, the applicable conversion rate for the notes will be equal to the base conversion rate. If the applicable stock price of our common stock exceeds the base conversion price, the applicable conversion rate for the notes will be determined based on a formula as described in this prospectus. Upon conversion, we will deliver an amount in cash equal to the lesser of the aggregate principal amount of notes to be converted and our total conversion obligation. If our conversion obligation exceeds the principal amount of the notes, we will deliver shares of our common stock in respect of the excess. If certain corporate transactions occur, we will deliver upon conversion of the notes additional shares of common stock as described in this prospectus. However, we may, at our election, satisfy our conversion obligation in cash, shares of our common stock or a combination thereof.

We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system. The notes issued to qualified institutional buyers in the initial private placement are eligible for trading in The PORTALSM Market, or PORTAL. However, notes sold pursuant to this prospectus will no longer be eligible for quotation on PORTAL.

The notes are our subordinated unsecured obligations, rank junior in right of payment to our existing and future senior indebtedness and rank equally with our 0.5% Convertible Subordinated Notes due 2008 and our 1.0% Convertible Subordinated Notes due 2010. The notes are not guaranteed by our subsidiaries and are structurally subordinated in right of payment to all existing and future obligations of our subsidiaries.

The selling securityholders identified in this prospectus may from time to time offer and sell the notes and the common stock into which the notes are convertible. The selling securityholders may sell the securities at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices. See “Plan of Distribution” beginning on page 57 of this prospectus. We will not receive any of the proceeds from the sale of the notes or the shares of common stock by the selling securityholders.

Our common stock is listed on the NASDAQ Global Market (“Nasdaq”) under the symbol “KLIC”. The closing sale price of our common stock on the Nasdaq on August 15, 2007 was $7.96 per share.

Investing in the notes and common stock issuable upon conversion of the notes involves risks. See “ Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or the common stock issuable upon conversion of the notes or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                     , 2007

About this Prospectus

All references in this prospectus to “Kulicke & Soffa,” the “company,” “our,” “us” and “we” refer to Kulicke and Soffa Industries, Inc. and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated. References to fiscal years refer to our fiscal years ended September 30.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, offer the notes or the shares of common stock issued upon conversion of the notes owned by them. Each time the selling securityholders offer notes or common stock under this prospectus, they are required to provide to potential investors a copy of this prospectus and, if applicable, a copy of any prospectus supplements. You should read both this prospectus, and, if applicable, any prospectus supplement together with the information incorporated by reference in this prospectus. See “Where You Can Find More Information and Incorporation by Reference” below for more information.

You should rely only on the information contained in, or incorporated by reference in, this prospectus. You may obtain the information incorporated by reference in this prospectus without charge by following the instructions under “Where You Can Find More Information and Incorporation by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus is based on information provided by us and by other sources that we believe are reliable. We cannot assure you that this information is accurate or complete. This prospectus summarizes certain documents and other information, and we refer you to them for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of our company and the terms of the notes and common stock issuable upon conversion of the notes, including the merits and risks involved.

We are not making any representation to any purchaser of the notes or the common stock issuable upon conversion of the notes regarding the legality of an investment in the notes or the common stock issuable upon conversion of the notes by such purchaser. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the notes or the common stock issuable upon conversion of the notes.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference certain statements and information that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements may include, but are not limited to, projections of revenues, income or loss, cost reductions, capital expenditures, liquidity, financing needs or plans, and plans for future operations, as well as assumptions relating to the foregoing. Words such as “expect,” “will,” “would,” “achieve,” “may,” “could,” “should,” “project,” “estimate,” “predict,” “anticipate,” “plan,” “intend,” “goal,” “believes” and similar expressions are also intended to identify forward-looking statements.

Forward-looking statements are inherently subject to risks and uncertainties, some of which we cannot predict or quantify. Some of these risks are discussed below under “Risk Factors” and under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” incorporated by reference from our Annual Report on Form 10-K in this prospectus. Should one or more of these risks or uncertainties materialize, or should our underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

We operate in a rapidly changing and competitive environment. New risk factors emerge from time to time and it is not possible for us to predict all risk factors that may affect us. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements, which speak only as of the date on which they were made. Except as required by law, we assume no obligation to update or revise any forward-looking statement to reflect actual results or changes in, or additions to, the factors affecting such forward-looking statements. Given those risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

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SUMMARY

The following summary highlights certain information contained in or incorporated by reference in this prospectus. It does not contain all of the information that may be important to you and to your investment decision. The following summary is qualified in its entirety by the more detailed information and the financial statements and the notes included or incorporated by reference in this prospectus. You should carefully read this entire prospectus and should consider, among other things, the matters described in the section entitled “Risk Factors” before deciding to invest in the notes and the common stock issuable upon conversion of the notes.

Kulicke and Soffa Industries, Inc.

We design, manufacture and market capital equipment and packaging materials, as well as service, maintain, repair and upgrade equipment, all used to assemble semiconductor devices. We are currently the world’s leading supplier of semiconductor wire bonding assembly equipment, according to VLSI Research, Inc. Our business is currently divided into two product segments:

•	equipment; and

•	packaging materials.

Our goal is to be both the technology leader and the lowest cost supplier in each of our major lines of business. We believe we are the only major supplier to the semiconductor assembly industry that provides customers with semiconductor wire bonding and die bonding equipment along with the complementary packaging materials that actually contact the surface of the customer’s semiconductor devices. We believe that the ability to control all of these assembly related products provides us with a significant competitive advantage, and should allow us to develop system solutions to the new technology challenges inherent in assembling and packaging next-generation semiconductor devices.

On November 3, 2006, we completed the acquisition of Alphasem, a leading supplier of die bonder equipment, from Dover Technologies International, Inc., a subsidiary of Dover Corporation. The consideration for the acquisition was approximately $29.4 million in cash including capitalized acquisition costs and after working capital adjustments. Alphasem is included in our equipment segment.

Kulicke and Soffa Industries, Inc. was incorporated in Pennsylvania in 1956. Our principal offices are located at 1005 Virginia Drive, Fort Washington, Pennsylvania 19034 and our telephone number is (215) 784-6000. We maintain a website with the address www.kns.com. We are not including the information contained on our website as a part of, or incorporating it by reference into, this prospectus.

Equipment

We manufacture and market a line of wire bonders and die bonders. Die bonders are used to attach a semiconductor device, or die, to the package which will house the device. Wire bonders are used to connect very fine wires, typically made of gold, aluminum or copper, between the bond pads of the die and the leads on its package. We believe our equipment offers competitive advantages by providing customers with high productivity/throughput and superior package quality/process control. In particular, our wire bonding equipment is capable of performing very fine pitch bonding as well as creating the sophisticated wire loop shapes that are needed in the assembly of advanced semiconductor packages. Our principal products are:

Integrated Circuit (“IC”) Ball Bonders. Automatic IC ball bonders represent a majority of our semiconductor equipment business. As part of our competitive strategy, we introduce new models of IC ball bonders periodically, with each new model designed to increase both productivity and process capability compared to the predecessor model. Our current models, Maxum Ultra and Maxum Elite ball bonders improved productivity by approximately 10% over their predecessor models and offer various other performance improvements.

Specialty Wire Bonders. Our wire bonders target specific markets. Our Model 8098 targets the large area ball bonder market and is designed for wire bonding hybrid applications, chip on board applications, and other large area applications. Our Model 8090 is a large area wedge bonder and we offer a wafer stud bumper, the AT Premier. The AT Premier is targeted for gold-to-gold interconnect in the flip chip market. With industry-leading speed and technology, the machine lowers the cost of ownership for stud bumping, enabling a wider range of applications than previously served. We also manufacture and market a line of manual wire bonders.

IC Die Bonders. In November 2006, we acquired the Alphasem die bonder product lines, consisting of the SwissLine and EasyLine models. Die bonders are used by many of our existing wire bonder customers. We expect to utilize the same competitive strategy as we use for our wire bonder business, including developing new models which both improve the productivity of the die bonders and increase the size of the market served by the new models.

Specialty Die Bonders. Our die bonder product line also includes a series of specialty bonders, consisting of several equipment models based on our die bonder platform. These models are used for various assembly processes including, but not limited to, die sorting, power device assembly and microelectromechanical systems assembly.

Packaging Materials

We manufacture and market a range of semiconductor packaging materials and expendable tools for the semiconductor packaging and assembly market. Our packaging materials are designed for use on both our own and our competitors’ assembly equipment. A wire bonder uses a capillary or wedge tool and bonding wire much like a sewing machine uses a needle and thread. Our principal products are:

Bonding Wire. We manufacture gold, aluminum and copper wire used in the wire bonding process. This wire is bonded to the chip surface and package substrate by the wire bonder and becomes a permanent part of the semiconductor package. We produce wire for a wide range of specifications, which satisfy most wire bonding applications for semiconductor packages.

Expendable Tools. Our expendable tools include a wide variety of capillaries, wedges, die collets and wafer saw blades. Capillaries and wedges attach the wire to the semiconductor chip, allowing a precise amount of wire to form a permanent wire loop, then the wire is attached to the package substrate, and finally the wire is cut so the bonding process may be repeated. Die collets pick up and place die into packages before the wire bonding process begins. Saw blades are used to cut silicon wafers into individual semiconductor die.

THE OFFERING

Issuer	Kulicke and Soffa Industries, Inc., a Pennsylvania corporation.

Notes Offered	$110,000,000 aggregate principal amount of 0.875% Convertible Subordinated Notes due 2012.

Maturity Date	June 1, 2012, unless converted or repurchased earlier.

Ranking	The notes will be our subordinated unsecured obligations and will:

•	rank junior in right of payment to all of our existing and future senior indebtedness;

•	be structurally subordinated in right of payment to all existing and future obligations of our subsidiaries; and

•	rank equally with our 0.5% Convertible Subordinated Notes due 2008 and our 1.0% Convertible Subordinated Notes due 2010.

As of August 15, 2007 we had no senior indebtedness outstanding and as of June 30, 2007, our subsidiaries had total liabilities, excluding intercompany liabilities but including trade payables, of approximately $444.2 million. In addition, as of June 30, 2007, our subsidiaries had arranged bank guarantees and letter of credit facilities in favor of third parties in the aggregate amount of approximately $21.1 million.

Interest	The notes will bear interest at an annual rate of 0.875%. Interest on the notes is payable semiannually in arrears on June 1 and December 1 of each year, beginning December 1, 2007.

Conversion Rights

Under the circumstances discussed below, you may surrender the notes for conversion, in whole or in part, into cash and/or, if applicable, shares of our common stock at any time on or before the close of business on the day before June 1, 2012. You may convert your notes only in the following circumstances:

•

during any calendar quarter commencing after June 6, 2007, if the closing sale price of our common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than 130% of the base conversion price on such last trading day;

•

during the five business-day period following any nine consecutive trading-day period in which the trading price for the notes for each such trading day was less than 98% of the product of the average of the closing sale prices of our common stock during such nine trading-day period and the applicable conversion rate;

•	at any time on or after May 1, 2012; or

•	upon the occurrence of specified corporate transactions described under “Description of the Notes — Conversion Rights — Conversion Upon Specified Corporate Transactions.”

The base conversion rate will be adjusted for certain events, but it will not be adjusted for accrued and unpaid interest, including additional amounts, if any. You will not receive any cash payment or additional shares representing accrued and unpaid interest upon conversion of a note, except in limited circumstances. Instead, interest, including additional amounts, if any, will be deemed paid by the cash, common stock or combination of cash and common stock delivered to you upon conversion.

Upon a surrender of your notes for conversion, we will deliver an amount in cash equal to the lesser of the aggregate principal amount of notes to be converted and our total conversion obligation. If our conversion obligation exceeds the aggregate principal amount of notes to be converted, we will deliver shares of our common stock in respect of the excess. However, we may, at our election, satisfy our conversion obligation in cash, shares of our common stock or a combination thereof as described under “Description of the Notes — Conversion Rights — Payment Upon Conversion.”

Conversion Rate	The applicable conversion rate will be determined as follows:

•

If the applicable stock price is less than or equal to the base conversion price, then the applicable conversion rate will be a number of shares of our common stock equal to the base conversion rate, adjusted as described below.

•	If the applicable stock price is greater than the base conversion price, then the applicable conversion rate will be determined in accordance with the following formula:

base conversion rate +	[	(applicable stock price – base conversion price) x incremental share factor	]
applicable stock price

The “base conversion price” is $14.355, subject to adjustment as described under “Description of the Notes — Conversion Rights — Conversion Price Adjustments.”

The “base conversion rate” per $1,000 principal amount of notes is a number of shares of common stock (initially approximately 69.6621) determined by dividing $1,000 by the base conversion price.

The “incremental share factor” is 34.8311, subject to the same proportional adjustment as the base conversion rate, in each case based upon adjustments to the base conversion price.

The “applicable stock price” is equal to the average of the closing sale prices of our common stock over the applicable cash settlement averaging period.

In addition, following certain corporate transactions that constitute a fundamental change (as defined in this prospectus), we will increase the applicable conversion rate for a holder who elects to convert its notes in connection with such corporate transactions in certain circumstances. See “Description of the Notes — Conversion Rights — Adjustment to Shares Delivered Upon Conversion Upon Certain Changes of Control.” If such fundamental change also constitutes a public acquirer change of control (as defined in this prospectus), we may, in lieu of increasing the applicable conversion rate as described above, elect to adjust the related conversion obligation so that the notes are, to the extent previously convertible into shares of our common stock, instead convertible into shares of the acquiring or surviving company. See “Description of the Notes — Conversion Rights — Conversion Upon a Public Acquirer Change of Control.”

If we undergo a fundamental change, as that term is defined in this prospectus under the heading “Description of the Notes — Repurchase of Notes at the Option of Holders Upon a Fundamental Change,” you may require that we repurchase your notes on the date fixed by us that is not less than 30 days nor more than 45 days after we give notice of the fundamental change. We will repurchase the notes for an amount of cash equal to 100% of the principal amount of the notes, plus accrued and unpaid interest up to but not including the date of repurchase. See “Description of the Notes — Repurchase of Notes at the Option of Holders Upon a Fundamental Change.”

Sinking Fund	None.

Use of Proceeds	We will not receive any proceeds from the sale by any selling securityholder of the notes or the common stock issuable upon conversion of the notes.

Listing and Trading

Our common stock is listed on Nasdaq under the symbol “KLIC”. The notes issued to qualified institutional buyers in the private placement are not listed on any securities exchange or automated dealer quotation system. The notes are eligible for quotation on PORTAL. However, notes resold pursuant to this prospectus will no longer be eligible for quotation on PORTAL, and we do not intend to list the notes on any securities exchange or automated dealer quotation system.

Registration Rights

We filed the shelf registration statement of which this prospectus is a part with the SEC with respect to resales of the notes and the common stock issuable upon conversion of the notes pursuant to a registration rights agreement, dated as of June 6, 2007, between the initial purchaser of the notes and us. We also agreed to use our reasonable best efforts to keep the shelf registration statement effective until the earliest of:

•	two years from the effective date of the shelf registration statement;

•	the date on which all of the notes and common stock issuable upon conversion of the notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement;

•

the notes and common stock issuable upon conversion of the notes are no longer restricted securities (as that term is defined under Rule 144 under the Securities Act, or any successor rule thereof); and

•

the date on which the notes and common stock issuable upon conversion of the notes held by persons that are not our affiliates are eligible to be sold to the public pursuant to Rule 144(k) under the Securities Act.

See “Description of the Notes — Registration Rights.”

Book-Entry Form

The notes have been issued in book-entry form and are represented by a global certificate or certificates deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities except in limited circumstances. See “Description of the Notes — Book-Entry Delivery and Form.”

Ratio of Earnings to Fixed Charges

Our ratio of earnings to fixed charges for fiscal years 2004, 2005 and 2006, and for the nine month period ended June 30, 2007 was 7.93x, 8.58x, 21.30x and 3.78x, respectively. We would have had to generate additional earnings of $142.2 million in fiscal years 2002 and $22.8 million in fiscal year 2003 to achieve a ratio of 1:1.

Risk Factors

You should carefully consider the information set forth in the section of this prospectus entitled “Risk Factors” beginning on page 6 of this prospectus as well as the other information included in or incorporated by reference in this prospectus before deciding whether to invest in the notes.

RISK FACTORS

An investment in the notes involves risks. You should carefully consider the following risks, as well as the other information contained in or incorporated by reference in this prospectus. If any of the following risks actually occur, our business and your investment in the notes, could be negatively affected. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also negatively affect us and your investment in the notes.

Risks Related to Our Business and Industry

The semiconductor industry is volatile with sharp periodic downturns and slowdowns.

Our operating results are significantly affected by the capital expenditures of large semiconductor manufacturers and their subcontract assemblers and vertically integrated manufacturers of electronic systems. Expenditures by semiconductor manufacturers and their subcontract assemblers and vertically integrated manufacturers of electronic systems depend on the current and anticipated market demand for semiconductors and products that use semiconductors, including personal computers, telecommunications equipment, consumer electronics and automotive goods. Significant downturns in the market for semiconductor devices or in general economic conditions reduce demand for our products and materially and adversely affect our business, financial condition and operating results.

Historically, the semiconductor industry has been volatile, with periods of rapid growth followed by industry-wide retrenchment. These periodic downturns and slowdowns have adversely affected our business, financial condition and operating results. They have been characterized by, among other things, diminished product demand, excess production capacity and accelerated erosion of selling prices. These downturns historically have severely and negatively affected the industry’s demand for capital equipment, including the assembly equipment and the packaging materials that we sell. There can be no assurances regarding levels of demand for our products, and in any case, we believe the historical volatility — both upward and downward — will persist.

We may experience increasing price pressure.

Our historical business strategy for many of our products has focused on product performance and customer service rather than on price. The length and severity of the fiscal 2001 — fiscal 2003 economic downturn increased cost pressure on our customers and we have observed increasing price sensitivity on their part. In response, we are actively seeking to reduce our cost structure by moving operations to lower cost areas and by reducing other operating costs. If we are unable to realize prices that allow us to continue to compete on the basis of performance and service, our business, financial condition and operating results may be materially and adversely affected.

Our quarterly operating results have fluctuated significantly and may continue to do so in the future.

In the past, our quarterly operating results have fluctuated significantly. We expect that they will continue to fluctuate. Although these fluctuations are due in part to the volatile nature of the semiconductor industry, they also reflect other factors, many of which are outside of our control.

Some of the factors that may cause our revenues and/or operating margins to fluctuate significantly from period to period are:

•	market downturns;

•	the mix of products that we sell because, for example:

•	some lines of equipment within our business segments are more profitable than others; and

•	some sales arrangements have higher gross margins than others;

•	the volume and timing of orders for our products and any order postponements;

•	virtually all of our orders are subject to cancellation, deferral or rescheduling by the customer without prior notice and with limited or no penalties;

•	competitive pricing pressures may force us to reduce prices to retain business;

•	higher than anticipated costs of development or production of new equipment models;

•	the availability and cost of the components for our products;

•	unanticipated delays in the development and manufacture of our new products and upgraded versions of our products and market acceptance of these products when introduced;

•	customers’ delay in purchasing our products due to anticipation that we or our competitors may introduce new or upgraded products; and

•	our competitors’ introduction of new products.

Many of our expenses, such as research and development, selling, general and administrative expenses and interest expense, do not vary directly with our net sales. Our research and development efforts include long-term projects lasting a year or more, which require significant investments. In order to realize the benefits of these projects, we believe that we must continue to fund them during periods when our net sales have declined. As a result, a decline in our net sales would adversely affect our operating results. In addition, if we were to incur additional expenses in a quarter in which we did not experience comparable increased net sales, our operating results would decline. In a downturn, we may have excess inventory, which is required to be written off. Some of the other factors that may cause our expenses to fluctuate from period-to-period include:

•	the timing and extent of our research and development efforts;

•	severance, resizing and other costs of relocating facilities;

•	inventory write-offs due to obsolescence; and

•	inflationary increases in the cost of labor or materials.

Because our revenues and operating results are volatile and difficult to predict, we believe that consecutive period-to-period comparisons of our operating results may not be a good indication of our future performance.

We may not be able to rapidly develop, manufacture and gain market acceptance of new and enhanced products required to maintain or expand our business.

We believe that our continued success depends on our ability to continuously develop and manufacture new products and product enhancements on a timely and cost-effective basis. We must introduce these products and product enhancements into the market in a timely manner in response to customers’ demands for higher performance assembly equipment, leading-edge materials customized to address rapid technological advances in integrated circuits, and capital equipment designs. Our competitors may develop new products or enhancements to their products that offer performance, features and lower prices that may render our products less competitive. The development and commercialization of new products requires significant capital expenditures over an extended period of time, and some products that we seek to develop may never become profitable. In addition, we may not be able to develop and introduce products incorporating new technologies in a timely manner that will satisfy our customers’ future needs or achieve market acceptance.

Substantially all of our sales and manufacturing operations are located outside of the United States, and we rely on independent foreign distribution channels for certain product lines; all of which subject us to risks, including risks from changes in trade regulations, currency fluctuations, political instability and war.

Approximately 93% of our net sales for fiscal 2006 and 95% of our net sales for fiscal 2005 and 2004 were to customers located outside of the United States, in particular to customers located in the Asia/Pacific region.

Our future performance will depend on our ability to continue to compete in foreign markets, particularly in the Asia/Pacific region. These economies have been highly volatile, resulting in significant fluctuation in local currencies and political and economic instability. These conditions may continue or worsen, which may materially and adversely affect our business, financial condition and operating results.

We also rely on non-United States suppliers for materials and components used in our products, and nearly all of our manufacturing operations are located in countries other than the United States. We manufacture our automatic ball bonders and bonding wire in Singapore, we manufacture capillaries in Israel and China, die bonders in Switzerland and China, bonding wire in Switzerland, and we have sales, service and support personnel in China, Japan, Korea, Malaysia, the Philippines, Singapore, Taiwan and Europe. We also rely on independent foreign distribution channels for certain of our product lines. As a result, a major portion of our business is subject to the risks associated with international, and particularly Asia/Pacific, commerce, such as:

•	risks of war and civil disturbances or other events that may limit or disrupt manufacturing and markets;

•	seizure of our foreign assets, including cash;

•	longer payment cycles in foreign markets;

•	international exchange restrictions;

•	restrictions on the repatriation of our assets, including cash;

•	significant foreign and United States taxes on earnings and/or repatriated cash;

•	the difficulties of staffing and managing dispersed international operations;

•	possible disagreements with tax authorities regarding transfer pricing regulations;

•	episodic events outside our control such as, for example, an outbreak of Severe Acute Respiratory Syndrome or influenza;

•	tariff and currency fluctuations;

•	changing political conditions;

•	labor conditions and costs;

•	foreign governments’ monetary policies and regulatory requirements;

•	less protective foreign intellectual property laws; and

•	legal systems which are less developed and which may be less predictable than those in the United States.

Because most of our foreign sales are denominated in United States dollars, an increase in value of the United States dollar against foreign currencies will make our products more expensive than those offered by some of our foreign competitors. Our ability to compete overseas in the future may be materially and adversely affected by a strengthening of the United States dollar against foreign currencies.

Our international operations also depend upon favorable trade relations between the United States and those foreign countries in which our customers, subcontractors and materials suppliers have operations. A protectionist trade environment in either the United States or those foreign countries in which we do business, such as a change in the current tariff structures, export compliance or other trade policies, may materially and adversely affect our ability to sell our products in foreign markets.

We are exposed to fluctuations in currency exchange rates that could negatively impact our financial results and cash flows.

Because a significant portion of our business is conducted outside the United States, we face exposure to adverse movements in foreign currency exchange rates which could have a material adverse impact on our financial results and cash flows. Historically, our primary exposures have related to (net) receivables denominated in currencies other than a foreign subsidiaries’ functional currency, and remeasurement of our foreign subsidiaries’ net monetary assets from the subsidiaries’ local currency into the subsidiaries’ functional currency (the U.S. dollar). In general, an increase in the value of the U.S. dollar could require certain of our foreign subsidiaries to record translation and remeasurement gains. Conversely, a decrease in the value of the U.S. dollar could require certain of our foreign subsidiaries to record losses on translation and remeasurement. An increase in the value of the dollar could increase the cost to our customers of our products in those markets outside the United States where we sell in dollars, and a weakened dollar could increase the cost of local operating expenses and procurement of raw materials. An increase in the value of China’s Yuan could increase our material, labor and other operating expenses in China. Our board has granted management limited authority to enter into foreign exchange forward contracts and other instruments designed to minimize the short term impact currency fluctuations have on our business. We have entered into foreign exchange forward contracts and expect to enter into additional foreign exchange forward contracts and other instruments in the future. Our attempts to hedge against these risks may not be successful and may result in a material adverse impact on our financial results and cash flows.

We may not be able to consolidate manufacturing facilities without incurring unanticipated costs and disruptions to our business.

As part of our ongoing efforts to further reduce our cost structure, we seek to consolidate our manufacturing facilities. We may incur significant and unexpected costs, delays and disruptions to our business during this consolidation process. Because of unanticipated events, including the actions of governments, suppliers, employees or customers, we may not realize the synergies, cost reductions and other benefits of any consolidation to the extent or within the timeframe that we currently expect.

Our business depends on attracting and retaining management, marketing and technical employees.

Our future success depends on our ability to hire and retain qualified management, marketing and technical employees. In particular, we periodically experience shortages of technical personnel. If we are unable to continue to attract and retain the managerial, marketing and technical personnel we require, our business, financial condition and operating results could be materially and adversely affected.

Difficulties in forecasting demand for our product lines may lead to periodic inventory shortages or excesses.

We typically operate our business with limited visibility of future demand. As a result, we sometimes experience inventory shortages or excesses. We generally order supplies and otherwise plan our production based on internal forecasts of demand. We have in the past, and may again in the future, fail to forecast accurately demand for our products, in terms of both volume and configuration for either our current or next-generation wire bonders. This has led to and may in the future lead to delays in product shipments or, alternatively, an increased risk of inventory obsolescence. If we fail to forecast accurately demand for our products, including assembly equipment and packaging materials, our business, financial condition and operating results may be materially and adversely affected.

Advanced packaging technologies other than wire bonding may render some of our products obsolete.

Advanced packaging technologies have emerged that may improve device performance or reduce the size of an integrated circuit package, as compared to traditional die and wire bonding. These technologies include flip chip and chip scale packaging. Some of these advanced technologies eliminate the need for wires to establish the electrical connection between a die and its package. The semiconductor industry may, in the future, shift a significant part of its volume into advanced packaging technologies, such as those discussed above, which do not employ our products. If a significant shift to advanced packaging technologies were to occur, demand for our equipment and related packaging materials may be materially and adversely affected.

Because a small number of customers account for most of our sales, our revenues could decline if we lose a significant customer.

The semiconductor manufacturing industry is highly concentrated, with a relatively small number of large semiconductor manufacturers and their subcontract assemblers and vertically integrated manufacturers of electronic systems purchasing a substantial portion of our semiconductor assembly equipment and packaging materials. Sales to a relatively small number of customers account for a significant percentage of our net sales. During fiscal 2006, 2005 and 2004, sales to Advanced Semiconductor Engineering, our largest customer accounted for 17%, 15% and 19%, respectively, of our net sales.

We expect that sales of our products to a small number of customers will continue to account for a high percentage of our net sales for the foreseeable future. Thus, our business success depends on our ability to maintain strong relationships with our important customers. Any one of a number of factors could adversely affect these relationships. If, for example, during periods of escalating demand for our equipment, we were unable to add inventory and production capacity quickly enough to meet the needs of our customers, they may turn to other suppliers, making it more difficult for us to retain their business. Similarly, if we are unable for any other reason to meet production or delivery schedules, particularly during a period of escalating demand, our relationships with our key customers could be adversely affected. If we lose orders from a significant customer, or if a significant customer reduces its orders substantially, these losses or reductions may materially and adversely affect our business, financial condition and operating results.

We depend on a small number of suppliers for raw materials, components and subassemblies. If our suppliers do not deliver their products to us, we would be unable to deliver our products to our customers.

Our products are complex and require raw materials, components and subassemblies having a high degree of reliability, accuracy and performance. We rely on subcontractors to manufacture many of these components and subassemblies and we rely on sole source suppliers for some important components and raw materials, including gold. As a result, we are exposed to a number of significant risks, including:

•	lack of control over the manufacturing process for components and subassemblies;

•	changes in our manufacturing processes, in response to changes in the market, which may delay our shipments;

•	our inadvertent use of defective or contaminated raw materials;

•

the relatively small operations and limited manufacturing resources of some of our suppliers, which may limit their ability to manufacture and sell subassemblies, components or parts in the volumes we require and at acceptable quality levels and prices;

•	reliability or quality problems with certain key subassemblies provided by single source suppliers as to which we may not have any short term alternative;

•	shortages caused by disruptions at our suppliers and subcontractors for a variety of reasons, including work stoppage or fire, earthquake, flooding or other natural disasters;

•	delays in the delivery of raw materials or subassemblies, which, in turn, may delay our shipments; and

•	the loss of suppliers as a result of consolidation of suppliers in the industry.

If we are unable to deliver products to our customers on time for these or any other reasons; if we are unable to meet customer expectations as to cycle time; or if we do not maintain acceptable product quality or reliability, our business, financial condition and operating results may be materially and adversely affected.

Diversification into multiple businesses increases demands on our management and systems.

We recently acquired Alphasem, a manufacturer of die bonders, and may from time to time in the future seek to expand through further acquisition. Significant acquisitions increase demands on management, financial resources and information and internal control systems. Our success will depend, in part, on our ability to manage and integrate acquired businesses with our existing businesses and to successfully implement, improve and expand our systems, procedures and controls. If we fail to integrate businesses successfully or to develop the necessary internal procedures to manage diversified businesses, our business, financial condition and operating results may be materially and adversely affected.

We may be unable to continue to compete successfully in the highly competitive semiconductor equipment and packaging materials industries.

The semiconductor equipment and packaging materials industries are very competitive. In the semiconductor equipment industry, significant competitive factors include performance, quality, customer support and price. In the semiconductor packaging materials industry, competitive factors include price, delivery and quality.

In each of our markets, we face competition and the threat of competition from established competitors and potential new entrants. In addition, established competitors may combine to form larger, better capitalized companies. Some of our competitors have or may have significantly greater financial, engineering, manufacturing and marketing resources than we have. Some of these competitors are Asian and European companies that have had and may continue to have an advantage over us in supplying products to local customers who appear to prefer to purchase from local suppliers, without regard to other considerations.

We expect our competitors to improve their current products’ performance, and to introduce new products and materials with improved price and performance characteristics. Our competitors may independently develop technology that is similar to or better than ours. New product and materials introductions by our competitors or by new market entrants could hurt our sales. If a particular semiconductor manufacturer or subcontract assembler selects a competitor’s product or materials for a particular assembly operation, we may not be able to sell products or materials to that manufacturer or assembler for a significant period of time because manufacturers and assemblers sometimes develop lasting relations with suppliers, and assembly equipment in our industry often goes years without requiring replacement. In addition, we may have to lower our prices in response to price cuts by our competitors, which may materially and adversely affect our business, financial condition and operating results. We cannot assure you that we will be able to continue to compete in these or other areas in the future. If we cannot compete successfully, we could be forced to reduce prices, and could lose customers and market share and experience reduced margins and profitability.

Our success depends in part on our intellectual property, which we may be unable to protect.

Our success depends in part on our proprietary technology. To protect this technology, we rely principally on contractual restrictions (such as nondisclosure and confidentiality provisions) in our agreements with employees, subcontractors, vendors, consultants and customers and on the common law of trade secrets and proprietary “know-how.” We also rely, in some cases, on patent and copyright protection. We may not be successful in protecting our technology for a number of reasons, including the following:

•

employees, subcontractors, vendors, consultants and customers may violate their contractual agreements, and the cost of enforcing those agreements may be prohibitive, or those agreements may be unenforceable or more limited than we anticipate;

•	foreign intellectual property laws may not adequately protect our intellectual property rights;

•

our patent and copyright claims may not be sufficiently broad to effectively protect our technology; our patents or copyrights may be challenged, invalidated or circumvented; or we may otherwise be unable to obtain adequate protection for our technology.

In addition, our partners and alliances may also have rights to technology that we develop. We may incur significant expense to protect or enforce our intellectual property rights. If we are unable to protect our intellectual property rights, our competitive position may be weakened.

Third parties may claim we are infringing on their intellectual property, which could cause us to incur significant litigation costs or other expenses, or prevent us from selling some of our products.

The semiconductor industry is characterized by rapid technological change, with frequent introductions of new products and technologies. Industry participants often develop products and features similar to those introduced by others, creating a risk that their products and processes may give rise to claims that they infringe on the intellectual property of others. We may unknowingly infringe on the intellectual property rights of others and incur significant liability for that infringement. If we are found to have infringed on the intellectual property rights of others, we could be enjoined from continuing to manufacture, market or use the affected product, or be required to obtain a license to continue manufacturing or using the affected product. A license could be very expensive to obtain or may not be available at all. Similarly, changing or re-engineering our products or processes to avoid infringing the rights of others may be costly, impractical or time consuming.

Occasionally, third parties assert that we are, or may be, infringing on or misappropriating their intellectual property rights. In these cases, we will defend against claims or negotiate licenses where we consider these actions appropriate. Intellectual property cases are uncertain and involve complex legal and factual questions. If we become involved in this type of litigation, it could consume significant resources and divert our attention from our business.

We may be materially and adversely affected by environmental, health and safety laws and regulations.

We are subject to various federal, state, local and foreign laws and regulations governing, among other things, the generation, storage, use, emission, discharge, transportation and disposal of hazardous material, investigation and remediation of contaminated sites and the health and safety of our employees. Increasingly, public attention has focused on the environmental impact of manufacturing operations and the risk to neighbors of chemical releases from such operations.

Proper waste disposal plays an important role in the operation of our manufacturing plants. In many of our facilities we maintain wastewater treatment systems that remove metals and other contaminants from process wastewater. These facilities operate under permits that must be renewed periodically. A violation of those permits may lead to revocation of the permits, fines, penalties or the incurrence of capital or other costs to comply with the permits, including potential shutdown of operations.

Compliance with existing or future, land use, environmental and health and safety laws and regulations may: (1) result in significant costs to us for additional capital equipment or other process requirements, (2) restrict our ability to expand our operations and/or (3) cause us to curtail our operations. We also could incur significant costs, including cleanup costs, fines or other sanctions and third-party claims for property damage or personal injury, as a result of violations of or liabilities under such laws and regulations. We cannot assure you that any costs or liabilities to comply with or imposed under these laws and regulations will not materially and adversely affect our business, financial condition and operating results.

We may be unable to generate enough cash to repay our debt.

Our ability to make payments on our indebtedness and to fund planned capital expenditures and other activities will depend on our ability to generate cash in the future. If our convertible debt is not converted to shares of our common stock, we will be required to make annual cash interest payments of $1.3 million in fiscal 2007 (of which $1.3 million has been paid in 2007 to date), $2.2 million in fiscal 2008, $1.9 million in fiscal 2009, $1.6 million in fiscal 2010, $1.0 million in 2011 and $1.0 million in 2012 on an aggregate $290.2 million of convertible subordinated debt (including the repurchase of $14.8 million of our 0.5% Convertible Subordinated Notes and assuming that we do not purchase any additional outstanding 0.5% Convertible Subordinated Notes). Principal payments of $115.2 million, $65.0 million and $110.0 million on the convertible subordinated debt are due in fiscal 2009, 2010 and 2012, respectively. Our ability to make payments on our indebtedness is affected by the volatile nature of our business, and general economic, competitive and other factors that are beyond our control. Our indebtedness poses risks to our business, including that:

•

insufficient cash flow from operations to repay our outstanding indebtedness when it becomes due may force us to sell assets, or seek additional capital, which we may be unable to do at all or on terms favorable to us; and

•	our level of indebtedness may make us more vulnerable to economic or industry downturns.

We cannot assure you that our business will generate cash in an amount sufficient to enable us to service interest, principal and other payments on our debt, including the notes, or to fund our other liquidity needs. We are not restricted under the agreements governing our existing indebtedness from incurring additional debt in the future. If new debt is added to our current levels, our leverage and our debt service obligations would increase and the related risks described above could intensify.

We have the ability to issue additional equity securities, which would lead to dilution of our issued and outstanding common stock.

The issuance of additional equity securities or securities convertible into equity securities will result in dilution of existing stockholders’ equity interests in us. Our board of directors has the authority to issue, without vote or action of stockholders, shares of preferred stock in one or more series, and has the ability to fix the rights, preferences, privileges and restrictions of any such series. Any such series of preferred stock could contain dividend rights, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences or other rights superior to the rights of holders of our common stock. In addition, we are authorized to issue, without stockholder approval, up to an aggregate of 200 million shares of common stock, of which approximately 53.9 million shares were outstanding as of August 14, 2007. We are also authorized to issue, without stockholder approval, securities convertible into either shares of common stock or preferred stock.

Weaknesses in our internal controls and procedures could result in material misstatements in our financial statements.

Pursuant to the Sarbanes-Oxley Act, management is responsible for establishing and maintaining adequate internal control over financial reporting. Our internal controls over financial reporting are processes designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. generally accepted accounting principles. A material weakness is a control deficiency, or combination of control deficiencies, that results in a more than remote likelihood that a material misstatement of annual or interim financial statements will not be prevented or detected.

As of September 30, 2006, we did not have effective controls over the processes associated with the reconciliation and analysis of certain account balances. Specifically, we did not ensure the general ledger for certain balances was accurately and completely reconciled with the subledgers or other supporting documentation. As a result of this deficiency, during fiscal 1999 through 2005, certain accounts payable and accrual balances were overstated and our earnings were understated. These misstatements were reflected in the Company’s financial statements through June 2006. The overstatement of the balances was identified and corrected in the quarter ended September 2006, and was not material to the Company’s financial statements. This control deficiency could have resulted in a material misstatement of certain balance sheet accounts and related income statement accounts in our annual or interim consolidated financial statements that would not be prevented or detected in a timely manner. Accordingly, management determined that this control deficiency constituted a material weakness as of September 30, 2006.

Because of this material weakness, management concluded that the Company did not maintain effective internal control over financial reporting as of September 30, 2006, based on the criteria in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We have begun to implement measures designed to remediate the material weakness in our internal controls by September 30, 2007. We cannot assure you as to when the remediation measures will be fully implemented, nor can we assure you that additional material weaknesses will not be identified by our management or independent accountants in the future. In addition, even after the remediation measures are fully implemented, our internal controls may not prevent all potential errors or fraud, because any control system, no matter how well designed and implemented, can only provide reasonable and not absolute assurance that the objectives of the control system will be achieved. We cannot assure you that we will not in the future identify other material weaknesses in our internal controls, which could adversely affect our ability to insure proper financial reporting and could affect investor confidence in us and the price of our common stock.

Accounting methods, including but not limited to the accounting method for convertible debt securities with net share settlement, such as the notes, may be subject to change.

In calculating our diluted earnings per share, we currently account for the notes in accordance with Financial Accounting Standards Board (“FASB”) Emerging Issues Task Force (“EITF”) Issue No. 90-19, “Convertible Bonds with Issuer Option to Settle for Cash upon Conversion.” The accounting method for a convertible debt security that meets the requirements of EITF Issue No. 90-19 is similar to the accounting for non-convertible debt. We recognize interest expense at the stated coupon rate, and shares potentially issuable upon conversion of the debt are excluded from the calculation of diluted earnings per share until the market price of our common stock exceeds the conversion price (i.e., the conversion price is “in the money”). Once the conversion price is in the money, the shares that we would issue upon assumed conversion of the debt are included in the calculation of fully diluted earnings per share using the “treasury stock” method. No separate value is attributed to the conversion feature of the debt at the time of issuance.

The FASB has issued a proposed Staff Position (“FSP”) that would apply to any convertible debt instrument that may be settled in whole or in part with cash upon conversion. If adopted, the FSP would require separate accounting for the debt and equity components of the security. Under the proposed FSP, the value assigned to the debt at the time of issuance (the “debt component”) would be its estimated fair value, based on a similar debt issue without the conversion feature. The difference between the debt component and the par value of the debt would be accounted for as an original discount and included in stockholders’ equity as paid-in capital (the “equity component”). The original issue discount would be amortized to interest expense over the life of the debt, with a corresponding accretion of the debt component to its par value. Shares that we would issue upon assumed conversion of the debt would continue to be included in the calculation of fully diluted earnings per share using the treasury stock method when the conversion price is in the money.

As compared to the current accounting method, the proposal would reduce the amount recognized as debt and increase the amount recognized as stockholders’ equity at the time of issuance. The amount of debt recognized at time of issuance would increase over the life of the notes, with a corresponding reduction of net income and earnings per share (net of tax), for the amortization of the original issue discount. If the proposed FSP is adopted, we would be required to adopt it as of the beginning of fiscal 2009, with retrospective application to financial statements for periods prior to the date of adoption.

We cannot predict whether or not the FASB will adopt the proposed FSP, and we cannot predict the adoption of any other changes in generally accepted accounting principals that may affect the accounting for convertible debt securities. Any such change in the accounting method for convertible debt securities could have an adverse impact on our reported or future results of operations or financial position, and could adversely affect the trading price of our common stock or the trading price of the notes.

Other Risks

Anti-takeover provisions in our articles of incorporation and by-laws and under Pennsylvania law may discourage other companies from attempting to acquire us.

Some provisions of our articles of incorporation and by-laws as well as Pennsylvania law may discourage some transactions where we would otherwise experience a fundamental change. For example, our articles of incorporation and by-laws contain provisions that:

•	classify our board of directors into four classes, with one class being elected each year;

•	permit our board to issue “blank check” preferred stock without stockholder approval; and

•	prohibit us from engaging in some types of business combinations with a holder of 20% or more of our voting securities without super-majority board or stockholder approval.

Further, under the Pennsylvania Business Corporation Law, because our by-laws provide for a classified board of directors, stockholders may remove directors only for cause. These provisions and some other provisions of the Pennsylvania Business Corporation Law could delay, defer or prevent us from experiencing a fundamental change and may adversely affect our common stockholders’ voting and other rights.

Terrorist attacks or other acts of violence or war may affect the markets in which we operate and our profitability.

Terrorist attacks may negatively affect our operations. There can be no assurance that there will not be further terrorist attacks against the United States or United States businesses. Terrorist attacks or armed conflicts may directly impact our physical facilities or those of our suppliers or customers. Our primary facilities include administrative, sales and R&D facilities in the United States and manufacturing facilities in the United States, Singapore, Switzerland, China and Israel. Additional terrorist attacks may disrupt the global insurance and reinsurance industries with the result that we may not be able to obtain insurance at historical terms and levels for all of our facilities. Furthermore, additional attacks may make travel and the transportation of our supplies and products more difficult and more expensive and ultimately affect the sales of our products in the United States and overseas. Additional attacks or any broader conflict could negatively impact our domestic and international sales, our supply chain, our production capability and our ability to deliver products to our customers. Political and economic instability in some regions of the world could negatively impact our business. The consequences of terrorist attacks or armed conflicts are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business.

Risks Related to the Notes and our Common Stock

We may incur substantially more debt or take other actions that may affect our ability to satisfy our obligations under the notes.

We are not be restricted under the terms of the notes or the indenture from incurring additional indebtedness, including secured indebtedness or senior indebtedness or indebtedness at the subsidiary level, to which the notes would be structurally subordinated. In addition, the limited covenants applicable to the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due, and require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of cash flow to fund our operations, working capital and capital expenditures. In addition, we are not restricted from repurchasing common stock by the terms of the notes.

The notes are unsecured and subordinated to all of our existing and future senior indebtedness and are effectively subordinated to all of our existing and future secured indebtedness and to all existing and future indebtedness and other liabilities of our subsidiaries.

The notes are our unsecured subordinated obligations and rank junior in right of payment to all of our present and future senior indebtedness and are effectively subordinated to any secured senior or subordinated indebtedness to the extent of the security for such secured indebtedness (unless that secured indebtedness is contractually subordinated to the notes). As of the date of this prospectus, we have no senior or secured indebtedness outstanding. However, the indenture relating to the notes does not restrict our ability to incur senior, secured or other indebtedness in the future. If we become insolvent, are liquidated or reorganized, or if payment of any senior or secured indebtedness is accelerated, the holders of the senior secured indebtedness will be entitled to exercise the remedies available to them under applicable law, including, in the case of secured creditors, the ability to foreclose on and sell the assets securing such indebtedness in order to satisfy such indebtedness. As a result, any remaining assets may be insufficient to pay amounts due on any or all of the outstanding notes. Moreover, if we incur any designated senior indebtedness, we may not be permitted to pay the holders of the notes, and the holders of the notes may be prohibited from accepting any payments on the notes, at certain times when certain events of default exist under such designated senior debt. See “Description of the Notes — Subordination of the Notes” below.

Because we operate primarily through our direct and indirectly owned subsidiaries, we derive substantially all our revenues from, and hold substantially all of our assets through, these subsidiaries. The notes are only our obligation and are not guaranteed by our subsidiaries. Creditors of each of our subsidiaries, including trade creditors, generally will have priority with respect to the assets and earnings of the subsidiary over the claims of our creditors, including holders of the notes. The notes, therefore, are effectively subordinated to the claims of creditors, including trade creditors, of our subsidiaries. In addition, our rights and the rights of our creditors, including the holders of the notes, to participate in the assets of a subsidiary during its liquidation or reorganization are effectively subordinated to all existing and future liabilities of that subsidiary. Furthermore, the indenture relating to the notes does not restrict our subsidiaries’ ability to incur secured or other indebtedness in the future.

We may depend on the cash flows of our subsidiaries in order to satisfy our obligations under the notes.

We rely on distributions and advances from our subsidiaries in order to meet our payment obligations under the notes and our other obligations. If our subsidiaries are unable to pay us dividends or otherwise make payments to us, we will not be able to make debt service payments on the notes. We are a holding company and conduct most of our operations through our subsidiaries. Our operating cash flows and consequently our ability to service our debt, including the notes, are therefore principally dependent upon our subsidiaries’ earnings and their distributions of those earnings to us and may also be dependent upon loans, advances or other payments of funds to us by those subsidiaries. Our subsidiaries are separate legal entities and have no obligation, contingent or otherwise, to pay any amount due pursuant to the notes or to make any funds available for that purpose. Our subsidiaries’ ability to make payments may be subject to the availability of sufficient surplus funds, the terms of such subsidiaries’ indebtedness, applicable laws and other factors.

We may not have sufficient cash to repurchase the notes as required under the indenture upon a fundamental change or to pay the cash payable upon a conversion, which may increase your credit risk.

Upon a fundamental change, subject to certain conditions, we will be required to make an offer to repurchase for cash all outstanding notes at 100% of their principal amount plus accrued and unpaid interest, including additional amounts, if any, up to but not including the date of repurchase. In limited circumstances, upon a conversion of the notes, we will (subject to our right to satisfy some or all of our conversion obligation in shares of our common stock) be required to make a cash payment of up to $1,000 for each $1,000 in principal amount of notes converted. However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of tendered notes or settlement of converted notes. Any credit facility in place at the time of a repurchase or conversion of the notes may also define as a default thereunder the events requiring repurchase or cash payment upon conversion of the notes or otherwise limit our ability to use borrowings to pay any cash payable on a repurchase or conversion of the notes and may prohibit us from making any cash payments on the repurchase or conversion of the notes if a default or event of default has occurred under that facility without the consent of the lenders under that credit facility. Our failure to repurchase tendered notes at a time when the repurchase is required by the indenture or to pay any cash payable on a conversion of the notes would constitute a default under the indenture. A default under the indenture or the fundamental change itself could lead to a default under the other existing and future agreements governing our indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes or make cash payments upon conversion thereof.

The adjustment to the conversion rate for notes converted in connection with certain changes of control may not adequately compensate holders for the lost time value of their notes as a result of such change of control and may not be enforceable.

If certain changes of control occur, we will increase the applicable conversion rate as to the notes converted in connection with the changes of control. The increase in the applicable conversion rate will be determined based on the date on which the change of control becomes effective and the price paid per share of common stock in the change of control as described under “Description of the Notes — Conversion Rights — Adjustment to Shares Delivered Upon Conversion Upon Certain Changes of Control.” While this adjustment is designed to compensate you for the lost time value of your notes as a result of certain changes of control, the adjustment is only an approximation of such lost value and may not adequately compensate you for such loss. In addition, if the price paid per share of our common stock in the change of control is less than $9.57 (subject to adjustment), or if we exercise our right to cause the conversion obligation to be assumed by a public acquirer as described in “Description of the Notes — Conversion Upon a Public Acquirer Change in Control,” there will be no such adjustment. Furthermore, our obligation to make the adjustment could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

Upon the occurrence of a fundamental change, you will have the right to require us to repurchase the notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of certain transactions. For example, any leveraged recapitalization, refinancing, restructuring or acquisition initiated by us will generally not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, holders of the notes will not have the right to require us to repurchase the notes, even though any of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including but not limited to the issuance of stock dividends on our common stock, the issuance of rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, certain cash dividends and certain tender or exchange offers as described under “Description of the Notes — Conversion Rights.” The conversion rate will not be adjusted for other events, such as an issuance of common stock for cash, that may adversely affect the trading price of the notes or the common stock. There can be no assurance that an event that adversely affects the value of the notes, but does not result in an adjustment to the conversion rate, will not occur.

The right to convert the notes is conditional, which could impair the value of the notes.

The notes are convertible only if specified conditions are met. If the specified conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the cash and/or shares into which the notes would otherwise be convertible. In addition, upon conversion of the notes, we will not be required to deliver cash or issue shares to satisfy our conversion obligation until three business days after the twenty-day period during which the conversion value is determined. As a result, the value of your notes surrendered for conversion will be subject to market risk pending settlement.

Upon conversion of the notes, holders may receive less proceeds than expected because the price of our common stock may decline (or may not appreciate as much as holders may expect) between the day that a holder exercises its conversion right and the day the value of the shares issuable upon conversion is determined or the shares are delivered.

The conversion value that you will receive upon conversion of your notes is in part determined by the daily closing price per share of our common stock on Nasdaq for the twenty consecutive trading days beginning on the second trading day after a notice of conversion in respect of the notes is delivered to the conversion agent. Accordingly, if the price of our common stock decreases (or does not appreciate as much as you may expect) after you give notice of conversion, the conversion value you receive may be adversely affected.

Provisions of the notes could discourage an acquisition of us by a third party.

Certain provisions of the notes could make it more difficult or more expensive for a third party to acquire us. Upon the occurrence of certain transactions constituting a fundamental change, holders of the notes will have the right, at their option, to require us to repurchase all of their notes or any portion of the principal amount of such notes in integral multiples of $1,000 in cash at a price equal to 100% of the principal amount of notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date. In addition, pursuant to the terms of the notes, we may not enter into certain mergers unless, among other things, the surviving entity assumes all of our obligations under the indenture and the notes.

You should consider the U.S. federal income tax consequences of owning the notes.

The U.S. federal income tax treatment of the conversion of the notes into a combination of our common stock and cash is uncertain. You are urged to consult your tax advisors with respect to the U.S. federal income tax consequences resulting from the conversion of notes into a combination of cash and common stock. A discussion of the U.S. federal income tax consequences of ownership and disposition of the notes is contained in this prospectus under the heading “Certain Material United States Federal Income Tax Considerations.”

You may have to pay taxes if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other actions by us that modify our capital structure. See “Description of the Notes — Conversion Rights — Conversion Price Adjustments.” If, for example, the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be required to include an amount in income for U.S. federal income tax purposes, notwithstanding the fact that you do not receive a corresponding cash distribution. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that has the effect of increasing your proportionate interest in our company could be treated as a deemed taxable dividend to you. The amount that you would have to include in income will generally be equal to the amount of the distribution that you would have received if you had converted your notes into our common stock.

If certain types of fundamental changes occur on or before the maturity date of the notes, under some circumstances, we will increase the conversion rate for notes converted in connection with the fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Certain Material United States Federal Income Tax Considerations.”

If you are a non-U.S. holder (as defined herein), any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments. See “Certain Material United States Federal Income Tax Considerations.”

There is no established trading market for the notes.

There is no established trading market for the notes. The notes originally issued in the private placement to qualified institutional buyers are eligible for trading on PORTAL, however, notes resold pursuant to this prospectus will no longer be eligible for trading on PORTAL and we do not intend to apply for listing of the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. Any market making activities will be subject to the limits imposed by the Securities Act of 1933, as amended and the Exchange Act of 1934, as amended and may be limited during the pendency of any shelf registration statement. We cannot assure you that an active trading market for the notes will develop, or if such market develops that you will be able to sell your notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case, you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price. Future trading prices of the notes will depend on many factors, including:

•	prevailing interest rates;

•	the price of our underlying common stock;

•	our operating performance and financial condition;

•	general economic conditions;

•	the estimates, expectations and/or recommendations of securities analysts of us or the semiconductor sector generally;

•	the interest of securities dealers in making a market; and

•	the market for similar securities.

Any adverse rating of the notes may cause their trading price to fall.

If Moody’s Investor Service, Standard & Poor’s or another rating service rates the notes and if any of these rating services were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.

The price of our common stock, and therefore of the notes, may fluctuate significantly, and this may make it difficult for you to resell the notes or common stock issuable upon conversion of the notes when you want or at prices you find attractive.

The market price for our common stock has varied between a high of $12.46 in July 2007 and a low of $6.51 in August 2006 during the 12-month period ended July 31, 2007. This volatility may affect the price at which you could sell your common stock, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including the other factors discussed in “Risks Related to Our Business and Industry,” variations in our quarterly operating results from our expectations or those of securities analysts or investors, downward revisions in securities analysts’ estimates or recommendations, changes in our capital structure and announcement by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments.

In addition, the stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. These broad market fluctuations may adversely affect our stock price, regardless of our operating results.

Furthermore, the price of our common stock also could be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. The hedging or arbitrage could, in turn, affect the trading price of the notes.

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the notes.

The issuance and sales of substantial amounts of common stock, or the perception that issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock. In the future, we may sell additional shares of our common stock to raise capital. In addition, shares of our common stock are reserved for issuance on the exercise of stock options and on conversion of the notes and our other outstanding convertible notes. As of August 14, 2007, we had outstanding approximately 53.9 million shares of our common stock and options and employee performance awards to purchase approximately 8.1 million shares of our common stock (of which approximately 5.2 million were exercisable as of that date), and approximately 10.7 million shares issuable on conversion of our outstanding convertible notes. The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the price of our common stock to decline and could depress the trading price of the notes.

If you hold notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting the common stock. You will have rights with respect to our common stock only if and when we deliver common stock to you upon conversion of your notes and, in limited cases, under the conversion rate adjustments applicable to the notes. For example, if an amendment is proposed to our articles of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs before delivery of common stock to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock effected by the amendment, if adopted.

USE OF PROCEEDS

We will not receive any proceeds from the sale by any selling securityholder of the notes or the common stock issuable upon conversion of the notes.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the last five fiscal years and for the nine months ended June 30, 2007 is set forth below. These computations include us and our consolidated subsidiaries. These ratios are computed by dividing (a) income (loss) before taxes from continuing operations plus fixed charges and equity in loss of joint ventures by (b) fixed charges, which includes interest expense plus the portion of rent expense under operating leases we deem to be representative of the interest factor and amortization of debt issue costs.

	Fiscal Years Ended September 30,					9 months ended June 30, 2007
	2002	2003	2004	2005	2006
Ratio of earnings to fixed charges	—	—	7.93x	8.58x	21.30x	3.78x

We would have had to generate additional earnings of $142.2 million in fiscal 2002 and $22.8 million in fiscal 2003 to achieve a ratio of 1:1.

PRICE RANGE OF COMMON STOCK

Our common stock is traded on the over-the-counter market and listed on Nasdaq under the symbol “KLIC”. The following table sets forth the high and low intra-day sale prices for our common stock for the indicated periods, as reported by Nasdaq. On August 15, 2007, the closing sale price of our common stock was $7.96 per share.

	High	Low
Fiscal Year Ended September 30, 2005:
First Quarter	$9.30	$5.70
Second Quarter	8.68	5.90
Third Quarter	8.44	4.94
Fourth Quarter	10.60	6.74
Fiscal Year Ended September 30, 2006:
First Quarter	$9.33	$5.95
Second Quarter	12.50	8.47
Third Quarter	10.23	7.05
Fourth Quarter	9.18	6.50
Fiscal Year Ended September 29, 2007:
First Quarter	$9.67	$7.92
Second Quarter	10.19	8.17
Third Quarter	11.04	9.11
Fourth Quarter (through August 15, 2007)	12.46	7.34

The approximate number of holders of record of our common stock as of August 14, 2007 was 447. This number excludes individual stockholders holding stock under nominee security position listings.

DIVIDEND POLICY

The payment of dividends on our common stock is within the discretion of our board of directors. We have not historically paid any cash dividends on our common stock, including during the past two fiscal years, and we do not expect to declare cash dividends on our common stock in the near future. We intend to retain earnings to finance the growth of our business, pay down debt or repurchase shares of our common stock.

SELLING SECURITYHOLDERS

We originally issued the notes to Banc of America Securities, LLC, as initial purchaser, in a private placement in June 2007. The notes were immediately resold by the initial purchaser to persons reasonably believed by the initial purchaser to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act in transactions exempt from registration under the Securities Act. Selling securityholders, including their assignees, transferees, pledgees or donees or their successors, may from time to time offer and sell any or all of the notes and the common stock issuable upon conversion of the notes under this prospectus or a supplement hereto.

The following table sets forth certain information concerning the principal amount of notes and the common stock issuable upon conversion of the notes beneficially owned by each selling securityholder before the offering and that may be offered using this prospectus. The information is based on information provided to us by or on behalf of the selling securityholders named in the table on or before August 15, 2007. Unless otherwise specified below, none of the selling securityholders has held any position or office or had any other material relationship with us or our affiliates or predecessors within the past three years.

NAME	PRINCIPAL AMOUNT OF NOTES BENEFICIALLY OWNED THAT MAY BE SOLD ($)	PERCENTAGE OF NOTES OUTSTANDING	NUMBER OF SHARES OF COMMON STOCK OWNED PRIOR TO THE OFFERING(1)	NUMBER OF SHARES OF COMMON STOCK THAT MAY BE SOLD(1)	PERCENTAGE OF COMMON STOCK OUTSTANDING(2)
Akanthos Arbitrage Master Fund, L.P. (3)	$5,500,000	5.0%	383,141	383,141	*

Canadian Imperial Holdings Inc.(4)	$10,000,000	9.1%	696,621	696,621	1.3%

Citadel Equity Fund, Ltd.(5)	$10,000,000	9.1%	696,621	696,621	1.3%

Citigroup Global Markets Inc.(6)	$32,495,000	29.5%	2,263,669	2,263,669	4.2%

Ionic Capital Master Fund Ltd.(7)	$5,000,000	4.5%	348,310	348,310	*

People Benefit Life Insurance Company Teamsters(8)	$700,000	*	48,763	48,763	*

Polygon Global Opportunities Master Fund(9)	$5,000,000	4.5%	348,310	348,310	*

Redbourn Partners LTD(10)	$300,000	*	20,898	20,898	*

Vicis Capital Master Fund(11)	$5,000,000	4.5%	348,310	348,310	*

Wells Fargo & Company	$15,000,000	13.6%	1,044,931	1,044,931	1.9%

Total	$88,995,000	79.8%	6,199,574	6,199,574	8.7%

*	Less than 1%

(1)

Assumes conversion of all of the holder’s notes at a conversion rate of 69.6621 shares per $1,000 principal amount of notes, conversion of all of the 0.5% Convertible Subordinated Notes due 2008 held by such holder at a conversion rate of 49.1884 shares per $1,000 principal amount of the 0.5% Convertible Subordinated Notes and conversion of all of the 1.0% Convertible Subordinated Notes due 2010 held by such holder at a conversion rate of 77.8743 shares per $1,000 principal amount of the 1.0% Convertible Subordinated Notes. The conversion rate of the notes, the 0.5% Convertible Subordinated Notes and the 1.0% Convertible Subordinated Notes are subject to adjustment. As a result, the number of shares of common stock issuable upon conversion of the notes, the 0.5% Convertible Subordinated Notes or 1.0% Convertible Subordinated Notes may increase or decrease in the future. See “Description of the Notes — Conversion Rights.”

(2)

Calculated based on Rule 13d-3(d)(1)(i) of the Exchange Act using 53,913,232 million shares of common stock outstanding as of August 14, 2007. In calculating this amount, we treated as outstanding the number of shares of common stock issuable upon conversion of all of that particular holder’s notes, 0.5% Convertible Subordinated Notes due 2008 and 1.0% Convertible Subordinated Notes due 2010. However, we did not assume the conversion of any other holder’s notes, 0.5% Convertible Subordinated Notes or 1.0% Convertible Subordinated Notes.

(3)

The selling securityholder has indicated that Akanthos Capital Management, LLC is the general partner of Akanthos Arbitrage Master Fund, L.P. Michael Kao, managing partner, controls Akanthos Capital Management, LLC and exercises voting and/or investment power over the notes and the common stock issuable upon conversion of the notes held by Akanthos Capital Management, LLC.

(4)

The selling securityholder has indicated that Joseph Venn, Andrew Henry and Sybi Czeneszew have voting and investment control over the notes and common stock issuable upon conversion of the notes held by Canadian Imperial Holdings Inc. The selling securityholder has represented that it is an affiliate of a registered broker-dealer, CIBC World Markets Corp., and that it has acquired its securities in the ordinary course of business and, at the time of the acquisition of the securities, no agreements or understandings, directly or indirectly with any person to distribute the securities.

(5)

The selling securityholder has indicated that Citadel Limited Partnership (“CLP”) is the trading manager of Citadel Equity Fund Ltd. and consequently has investment discretion over the notes and common stock issuable upon conversion of the notes held by Citadel Equity Fund Ltd. Citadel Investment Group, L.L.C. (“CIG”) controls CLP. Kenneth C. Griffin controls CIG and therefore has ultimate investment discretion over the securities held by Citadel Equity Fund Ltd. CLP, CIG and Mr. Griffin each disclaim beneficial ownership of the securities held by Citadel Equity Fund Ltd. Citadel Trading Group, LLC is the registered holder of the notes and common stock issuable upon conversion of the notes held by Citiadel Equity Fund Ltd. The selling securityholder has indicated that it is an affiliate of Aragon Investments Ltd., Palofax Trading LLC, Citadel Trading Group, LLC and Citadel Derivatives Group, LLC, which are registered broker-dealers pursuant to Section 15 of the Exchange Act.

(6)

The selling securityholder has indicated that Citigroup Global Markets Inc. is a registered broker-dealer pursuant to Section 15 of the Exchange Act and that it is a wholly-owned subsidiary of Citigroup, Inc., an SEC reporting company. The selling securityholder has represented that it has acquired its securities in the ordinary course of business and, at the time of the acquisition of the securities, no agreements or understandings, directly or indirectly with any person to distribute the securities.

(7)

The selling securityholder has indicated that Ionic Capital Partners L.P. (“ICP”) is the investment advisor of Ionic Capital Master Fund Ltd. (“the Master Fund”) and consequently has voting and investment control over securities held by the Master Fund. Ionic Capital Management LLC (“ICM”) controls ICP. Bart Baum, Adam Radosti and Daniel Stone collectively control ICM and therefore have ultimate voting and investment control over securities held by the Master Fund. ICP, ICM and Messrs. Baum, Radosti and Stone each disclaim beneficial ownership of the securities held by the Master Fund except to the extent of its or his pecuniary interest therein.

(8)	The selling securityholder has indicated that Tomas Kirvaitis, Portfolio Manager, has ultimate voting and investment control over securities held by People Benefit Life Insurance Company Teamsters.

(9)

The selling securityholder has indicated that Polygon Investment Partners LLP and Polygon Investment Partners LP (the “Investment Managers”), Polygon Investments Ltd. (the “Manager”), Alexander E. Jackson, Reade E. Griffith and Patrick G.G. Dear share voting and dispositive power with respect to the notes and the common stock issuable upon conversion of the notes held by Polygon Global Opportunities Master Fund. The Investment Mangers, the Manger, Alexander E. Jackson, Reade E. Griffith and Patrick G.G. Dear disclaim beneficial ownership of the notes and the common stock issuable upon conversion of the notes held by Polygon Global Opportunities Master Fund.

(10)	The selling securityholder has indicated that Tomas Kirvaitis, Portfolio Manager, has ultimate voting and investment control over securities held by Redbourn Partners LTD.

(11)

The selling securityholder has indicated that Vicis Capital LLC is the investment manager of Vicis Capital Master Fund. Shad Stastney, John Succo and Sky Lucas control Vicis Capital LLC and exercise voting and/or investment power over the notes and the common stock issuable upon conversion of the notes held by Vicis Capital Master Fund. Shad Stastney, John Succo and Sky Lucas disclaim beneficial ownership of the notes and the common stock issuable upon conversion of the notes held by Vicis Master Fund.

The selling securityholders listed in the above table may have sold or transferred some or all of their notes, 0.5% Convertible Subordinated Notes, 1.0% Convertible Subordinated Notes or the common stock issuable upon conversion of the notes, 0.5% Convertible Subordinated Notes or 1.0% Convertible Subordinated Notes since the date on which they provided us with information regarding their notes and the common stock issuable upon conversion of the notes, and we have not made any independent inquiries as to the foregoing. Information about the selling securityholders may change over time. Any changed information will be set forth to the extent provided to us by the selling securityholders, in prospectus supplements, if and when necessary.

Before a securityholder not named in the above table may use this prospectus in connection with an offering of the notes or the common stock issuable upon conversion of the notes, other than securities that were purchased pursuant to the registration statement of which this prospectus is a part, this prospectus will be amended. In that amendment, we will include the name of the holder, the amount of notes and common stock beneficially owned by the holder and the amount of notes and common stock to be offered. Alternatively, we can include that information in a report filed with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, and incorporate it by reference in this prospectus or we can include that information in a supplement to this prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act. Any such amendment, report or prospectus supplement will also disclose whether any selling securityholder named in the amendment, report or prospectus supplement has held any position or office with us or any of our predecessors or affiliates, or had any other material relationship with us or any of our predecessors or affiliates, during the three years prior to the date of the amendment, report or prospectus supplement.

Because the selling securityholders may offer all or some of their notes or the common stock issuable upon conversion of the notes from time to time, we cannot estimate the amount of the notes or common stock issuable upon conversion of the notes that will be held by the selling securityholders upon termination of any particular offering. See “Plan of Distribution” beginning on page 57.

DESCRIPTION OF THE NOTES

The 0.875% Convertible Subordinated Notes due 2012 were issued under an indenture, dated as of June 6, 2007, between Kulicke and Soffa Industries, Inc., as issuer, and The Bank of New York, as trustee. The notes and any common stock issuable upon conversion of the notes are covered by a registration rights agreement, dated as of June 6, 2007, pursuant to which the registration statement was filed of which this prospectus is a part. The following description is only a summary of the material provisions of the notes, the indenture and the registration rights agreement. It does not purport to be complete. This summary is subject to and is qualified in its entirety by reference to all the provisions of the indenture and the registration rights agreement including the definitions of certain terms used in the indenture and the registration rights agreement. We urge you to read these documents in their entirety because they, and not this description, define the rights of holders of the notes. You may request a copy of the indenture and the registration rights agreement from us at our address listed under “Where You Can Find More Information and Incorporation by Reference.”

As used in this “Description of the Notes” section, references to “Kulicke & Soffa,” “us,” “we,” “our” and the “Company” refer solely to Kulicke and Soffa Industries, Inc., and not to its subsidiaries.

General

The Notes

The notes:

•	will initially be limited to $110,000,000 aggregate principal amount and have been issued only in denominations of $1,000 and multiples of $1,000;

•	will mature on June 1, 2012 unless earlier converted by holders or repurchased by us at the option of holders;

•

bear interest at a rate of 0.875% per annum on the principal amount, payable semi-annually in arrears on each June 1 and December 1, beginning on December 1, 2007, to the holders of record at the close of business on the preceding May 15 and November 15, respectively;

•	are our subordinated unsecured obligations;

•	bear additional interest if we fail to comply with certain obligations set forth under “Registration Rights”;

•

except as provided in the next bullet, are convertible into (a) an amount in cash equal to the lesser of the aggregate principal amount of notes to be converted and our total conversion obligation and (b) if our conversion obligation exceeds the aggregate principal amount of notes to be converted, shares of our common stock in respect of the excess;

•

are convertible, at our irrevocable election, into (a) shares of our common stock (plus cash in lieu of fractional shares) or, if applicable, reference property into which our shares are converted, (b) cash or (c) a specified combination of cash and shares of our common stock;

•

are subject to repurchase by us, in whole or in part, for cash at the option of holders upon the occurrence of a fundamental change (as defined under “— Repurchase of Notes at the Option of Holders Upon a Fundamental Change”), at a price equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest, if any, to, but not including, the repurchase date; and

•	were issued in the form of global securities as described under “Book-Entry Delivery and Form.”

The indenture governing the notes does not contain any financial covenants and does not restrict us or our subsidiaries from paying dividends, incurring senior indebtedness or any other indebtedness or issuing or repurchasing securities. The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of highly leveraged transactions or a fundamental change of the Company, except to the extent described under “— Repurchase of Notes at the Option of Holders Upon a Fundamental Change” and “— Consolidation, Merger and Sale of Assets.”

The notes are our subordinated unsecured obligations, ranking equal in right of payment to all of our existing subordinated unsecured indebtedness and junior in right of payment to any of our future indebtedness that is not subordinated. As of August 15, we had no indebtedness outstanding that would constitute senior indebtedness. The notes rank equal in right of payment to our 0.5% Convertible Subordinated Notes due 2008 and our 1.0% Convertible Subordinated Notes due 2010. In addition, the notes are junior in right of payment to any of our future secured indebtedness to the extent of the value of the collateral securing such obligations and structurally subordinated in right of payment to all indebtedness and liabilities of our subsidiaries, including trade credit.

We maintain an office where the notes may be presented for registration, transfer, exchange or conversion. This office is currently an office of the trustee. The notes were issued in fully registered book-entry form, without coupons, and are represented by a global security. Notes in definitive certificated form (called “certificated securities”) will be issued only in certain limited circumstances described below. We may pay interest by check mailed to each holder at its address as it appears in the notes register; provided, however, that holders with notes in an aggregate principal amount of more than $2.0 million may be paid, at their written election, by wire transfer of immediately available funds; provided further, however, that payments to The Depository Trust Company, New York, New York, which we refer to as “DTC,” will be made by wire transfer of immediately available funds to the account of DTC or its nominee. There will be no service charge for any registration of transfer or exchange of notes. We may, however, require holders to pay a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers or exchanges.

Neither we nor the registrar nor the trustee is required to register a transfer or exchange of any notes for which the holder has delivered, and not validly withdrawn, a fundamental change repurchase notice, except with respect to that portion of the notes not being repurchased.

The material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes and any cash or shares of our common stock received upon conversion of the notes are summarized in this prospectus under the heading “Certain Material United States Federal Income Tax Considerations.” You are urged to consult your tax advisors with respect to the U.S. federal income tax consequences of acquiring, owning and disposing of the notes and the shares of our common stock.

Principal, Maturity

The indenture provides for the issuance by us of notes in an amount initially limited to $110,000,000 aggregate principal amount. We may, without consent of the holders, issue additional notes under the indenture with the same terms as the notes in an unlimited aggregate principal amount. The notes and any additional notes issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments and offers to purchase and may have the same CUSIP number. The notes and any additional notes will mature, and the outstanding principal amount will be payable in full, on June 1, 2012 unless earlier converted by holders or repurchased by us at the option of holders.

Interest

The notes bear interest at a rate of 0.875% per annum on the principal amount from and after June 6, 2007. We will pay interest semi-annually in arrears on each June 1 and December 1, beginning on December 1, 2007, subject to limited exceptions if the notes are converted before the relevant interest payment date. Subject to certain exceptions, interest will be paid to the holders of record at the close of business on May 15 and November 15, as the case may be, immediately preceding the relevant interest payment date.

Additional interest may accrue on the notes in certain circumstances as described below under “Registration Rights.” References in this “Description of the Notes” and in the indenture to interest accruing or payable on or with respect to the notes includes any such additional interest.

Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and after June 6, 2007. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest payment date, maturity date or repurchase date (including upon the occurrence of a fundamental change (as described under “— Repurchase of Notes at the Option of Holders Upon a Fundamental Change”)) falls on a day that is not a business day, then the required payment will be made on the next succeeding business day with the same force and effect as if made on the date that the payment was due, and no additional interest will accrue on that payment for the period from and after the interest payment date, maturity date or repurchase date, as the case may be, to the next succeeding business day.

“Business day” means each day that is not a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York, the city in which the Corporate Trust Office is located, are not required to be open.

Conversion Rights

Subject to the restrictions described in this “Description of the Notes” and under “— Conversion After Irrevocable Settlement Election,” a holder may convert any outstanding notes into cash and, if applicable, shares of our common stock based on the applicable conversion rate and in accordance with the conversion mechanism described below. However, we may, at our election, satisfy our conversion obligation in (a) shares of our common stock (plus cash in lieu of fractional shares) or, if applicable, reference property into which our shares are converted, (b) cash or (c) a specified combination of cash and shares of our common stock. A holder may convert notes only in denominations of $1,000 and integral multiples thereof.

General

The notes are convertible as provided herein only in the circumstances described below under “— Conversion Upon Satisfaction of Common Stock Price Condition,” “— Conversion Upon Satisfaction of Trading Price Condition” or “— Conversion Upon Specified Corporate Transactions.” On or after May 1, 2012, the notes may be converted without regard to the foregoing conditions, at any time on or before the close of business on the business day immediately preceding the maturity date. Notwithstanding the foregoing, a holder’s right to convert a note delivered for repurchase will terminate at the close of business on the business day immediately preceding the repurchase date for that note, unless we default in making the payment due upon repurchase. In addition, if a holder has exercised its right to require us to repurchase its notes, such holder may convert its notes only if it withdraws its notice before the close of business on the business day immediately preceding such repurchase date.

The applicable conversion rate for any notes to be converted will be determined as follows:

•

if the applicable stock price (as defined below) for such notes is less than or equal to the base conversion price (as defined below), the applicable conversion rate for such notes will be equal to the base conversion rate (as defined below), as may be adjusted as described below, or

•	if the applicable stock price for such notes is greater than the base conversion price, the applicable conversion rate for such notes will be determined in accordance with the following formula:

base conversion rate +	[	(applicable stock price – base conversion price) x incremental share factor	]
applicable stock price

The “base conversion price” is $14.355, subject to adjustment as described under “— Conversion Price Adjustments.” The base conversion price may be adjusted in certain corporate transactions that also constitute a fundamental change. See “— Adjustment to Shares Delivered Upon Conversion Upon Certain Changes of Control” below.

The “base conversion rate” per $1,000 principal amount of notes is a number of shares of common stock (initially approximately 69.6621) determined by dividing $1,000 by the base conversion price.

The “incremental share factor” is 34.8311, subject to the same proportional adjustment as the base conversion rate, in each case based upon adjustments to the base conversion price.

The “applicable stock price” for any note to be converted is equal to the average of the closing sale prices of our common stock over the applicable cash settlement averaging period (as defined under “— Payment Upon Conversion”).

The term “trading day” means a day during which (i) trading in securities generally occurs on the NASDAQ Global Market or, if our common stock is not listed on the NASDAQ Global Market, on the principal other national or regional securities exchange on which our common stock is then listed or, if our common stock is not listed on a national or regional securities exchange, on the principal other market on which our common stock is then traded and (ii) there is no market disruption event.

The “closing sale price” of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which our common stock is traded. In the absence of such a quotation, the closing sale price will be an amount determined in good faith by our board of directors to be the fair value of our common stock. The closing sale price of any acquirer common stock as described under “— Conversion Upon a Public Acquirer Change in Control” will be determined in the same manner.

“Market disruption event” means the occurrence or existence during any trading day for our common stock of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock.

“Maturity date” means June 1, 2012.

Conversion Upon Satisfaction of Common Stock Price Condition

Before May 1, 2012, with respect to any calendar quarter commencing after the issue date, a holder may surrender any of its notes for conversion during such calendar quarter (and only during such quarter) if the closing sale price of our common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than 130% of the base conversion price on such last trading day.

“Issue date” means the first date on which the notes are originally issued, June 6, 2007.

Conversion Upon Satisfaction of Trading Price Condition

You may surrender your notes for conversion before their maturity during the five consecutive business-day period following any nine consecutive trading-day period in which the trading price per $1,000 principal amount of notes, as determined by the conversion agent following a request by a holder of notes in accordance with the procedures described below, for each trading day of such nine trading-day period was less than 98% of the product of the average of the closing sale prices of our common stock for such nine trading-day period and the applicable conversion rate.

The conversion agent will have no obligation to determine the trading price of the notes for this purpose unless we have requested such determination in writing, and we will have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price of the notes on any date would be less than 98% of the product of the closing sale price on such date and the applicable conversion rate. Upon receiving such notice, we will instruct the conversion agent to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price of the notes is greater than or equal to 98% of the product of the closing sale price and the applicable conversion rate.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of notes obtained by the conversion agent for $2,000,000 principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers we select, which may include the initial purchaser of the notes, provided that if at least two such bids cannot reasonably be obtained by the conversion agent, but one such bid can reasonably be obtained by the conversion agent, this one bid will be used. If the conversion agent cannot reasonably obtain at least one bid for $2,000,000 principal amount of the notes from a nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price of the notes will be deemed to be less than 98% of the applicable conversion rate of the notes multiplied by the closing sale price on such determination date.

Conversion Upon Specified Corporate Transactions

If we elect to distribute to all or substantially all holders of our common stock:

•

rights, warrants or options entitling them to subscribe for or purchase, for a period expiring within 45 days after the record date of such distribution, shares of our common stock at less than the average of the closing sale prices of our common stock for the ten consecutive trading days immediately preceding the date that such distribution was first publicly announced; or

•

cash, other assets, debt securities or certain rights or warrants to purchase our securities, which distribution has a per share value exceeding 15% of the closing sale price of our common stock on the trading day immediately preceding the date that such distribution was first publicly announced (as such value, except in the case of publicly traded securities is determined in good faith by our board of directors), we must notify the holders of notes at least 20 days before the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their notes for conversion until the earlier of the close of business on the business day before the ex-dividend date or our announcement that such distribution will not take place. This provision will not apply if the holder of a note otherwise is entitled to participate in the distribution on an as-converted basis (solely into shares of our common stock at the then applicable conversion rate) without conversion of such holder’s notes.

In addition, if we are a party to a consolidation, merger, share exchange, sale of all or substantially all of our assets or other similar transaction, in each case pursuant to which the shares of our common stock would be converted into (or holders of such shares would be entitled to receive) cash, securities or other property, a holder may surrender its notes for conversion at any time from and after the effective date of such transaction until and including the date that is 30 days after the effective date of such transaction. If the transaction also constitutes a fundamental change (as described below), such holder can instead require us to repurchase all or a portion of its notes as described under “— Repurchase of Notes at the Option of Holders Upon a Fundamental Change.” Notwithstanding the foregoing, the notes will not become convertible by reason of a merger, consolidation or other transaction effected for the sole purpose of changing our state of incorporation or organization to any other state within the United States of America or the District of Columbia.

Conversion On or After May 1, 2012

On or after May 1, 2012, a holder may surrender any of its notes for conversion at all times up to the close of business on the business day before the maturity date.

Payment Upon Conversion

Upon a surrender of your notes for conversion, we will deliver an amount in cash equal to the lesser of the aggregate principal amount of notes to be converted and our total conversion obligation. If our conversion obligation exceeds the aggregate principal amount of notes to be converted, we will deliver shares of our common stock in respect of the excess.

Subject to certain exceptions described below under “— Conversion After Irrevocable Settlement Election” and “— Adjustment to Shares Delivered Upon Conversion Upon Certain Changes of Control,” we will deliver to holders in respect of each $1,000 principal amount of notes surrendered for conversion a “settlement amount” equal to the sum of the daily settlement amounts (as defined below) for each of the 20 consecutive trading days during the applicable cash settlement averaging period (as defined below).

The “daily settlement amount,” for each of the 20 consecutive trading days during a cash settlement averaging period, will consist of:

•	cash equal to the lesser of $50 and the daily conversion value (as defined below); and

•

if the daily conversion value exceeds $50, a number of shares of our common stock equal to (A) the difference between the daily conversion value and $50, divided by (B) the daily VWAP (as defined below) of our common stock for such day.

The “daily conversion value” means, for each of the 20 consecutive trading days during a cash settlement averaging period, one-twentieth (1/20) of the product of (1) the applicable conversion rate on such day and (2) the closing sale price of our common stock on such day.

The “daily VWAP” of our common stock means, for each of the 20 consecutive trading days during the cash settlement averaging period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “KLIC Equity VAP” (or any equivalent successor page) in respect of the period from the scheduled open of trading on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to the scheduled close of trading on such exchange or market on such trading day (without regard to after-hours trading), or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day using a volume-weighted method as determined by a nationally recognized independent investment banking firm retained for this purpose by us.

The “cash settlement averaging period” means:

•	for notes that are converted during the 30 day period before the maturity date, the 20 consecutive trading days beginning on the 22nd trading day before the maturity date; and

•	in all other instances, the 20 consecutive trading days beginning on the second trading day following the conversion date.

If we reclassify our common stock or we are a party to a consolidation, merger, share exchange, sale of all or substantially all of our assets or other similar transaction, in which holders of our outstanding common stock would be entitled to receive cash, securities or other property for their shares of common stock, then the right to convert a note into cash and shares will be changed into a right to convert a note into cash (up to the aggregate principal amount thereof) and/or the same type (and in the same proportion) of consideration received by holders of our common stock in these types of events (the “reference property”), based on the daily conversion values of reference property, in an aggregate amount equal to the applicable settlement amount. If the transaction also constitutes a fundamental change, a holder may require that we repurchase all or a portion of its notes as described under “— Repurchase of Notes at the Option of Holders Upon a Fundamental Change.”

For purposes of the foregoing, the type and amount of consideration that a holder of our common stock would have been entitled to in the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election.

In addition, for purposes of the foregoing, the daily conversion values of reference property (or acquirer common stock if we make the election referred to under “— Conversion Upon a Public Acquirer Change of Control”) will be determined by reference to (i) in the case of any security that constitutes reference property that is traded on a United States national or regional securities exchange or in the case of acquirer common stock so traded, the closing sale price of such security or common stock, which will be determined in a manner similar to the determination of the closing sale price of our common stock, (ii) in the case of any other property other than cash, the value thereof as determined in good faith by our board of directors as of the effective date of the transaction and (iii) in the case of cash, at 100% of the amount thereof.

We will deliver the settlement amount to holders who have tendered notes for conversion on the third business day immediately following the last day of the cash settlement averaging period in respect of such notes.

No fractional shares of common stock or securities representing fractional shares of common stock will be issued upon conversion. Any fractional interest in a share of common stock resulting from conversion will be paid in cash based on the average of the closing sale prices on each day during the relevant cash settlement averaging period. For purposes of the foregoing, fractional shares arising from the calculation of the daily settlement amount for any day in the cash settlement averaging period will be aggregated with fractional shares for all other days in such period in determining the settlement amount, and any whole shares resulting therefrom will be issued and any remaining fractional shares will be paid in cash.

We may not have the financial resources, and we may not be able to arrange for financing, to pay the cash portion of the settlement amount for all notes tendered for conversion. See “Risk Factors — Risks Related to the Notes and our Common Stock — We may not have sufficient cash to repurchase the notes as required under the indenture upon a fundamental change or to pay the cash payable upon a conversion, which may increase your credit risk.” Although in certain circumstances we have the right, at our option, to satisfy our conversion obligations in shares of our common stock, if we choose not to exercise this right, we might not have the financial resources to pay the cash portion of the settlement amount for all notes tendered for conversion. Moreover, the notes are subordinated to all of our senior debt and that may further limit the ability of a holder of a note to get paid. See “Risk Factors — Risks Related to the Notes and our Common Stock — The

notes are unsecured and subordinated to all of our existing and future senior indebtedness and are effectively subordinated to all of our existing and future secured indebtedness and to all existing and future indebtedness and other liabilities of our subsidiaries.”

Delivery of the settlement amount and cash in lieu of fractional shares will be deemed to satisfy our obligation to pay the principal amount of the notes and accrued interest payable on the notes, except as described below. Accrued interest will be deemed paid in full rather than cancelled, extinguished or forfeited. We will not adjust the base conversion price to account for accrued and unpaid interest.

Except as described in this paragraph, no holder of notes will be entitled, upon conversion of the notes, to any actual payment or adjustment on account of accrued and unpaid interest on a converted note, or on account of dividends or distributions on shares of our common stock issued in connection with the conversion of such notes. If the holder converts after the close of business on a record date for an interest payment but before the corresponding interest payment date, the holder on such record date will receive on the interest payment date interest accrued on those notes, notwithstanding the conversion of notes before the interest payment date. Each holder, however, agrees, by accepting a note, that if the holder surrenders any notes for conversion during such period, such holder must pay us at the time such holder surrenders its note for conversion an amount equal to the interest that will be paid on the notes being converted on the interest payment date. The preceding sentence does not apply, however, if (i) any overdue interest exists at the time of conversion with respect to the notes being converted, but only to the extent of the amount of such overdue interest or (ii) the holder surrenders any notes for conversion after the close of business on the record date relating to the final interest payment date.

Conversion After Irrevocable Settlement Election

At any time before May 1, 2012, by notice to the trustee and the holders informing them of such irrevocable election, we may irrevocably elect to satisfy our conversion obligations (a) entirely in shares of our common stock (plus cash in lieu of fractional shares) or, if applicable, reference property into which our shares are converted, (b) entirely in cash or (c) a specified combination of cash and shares of our common stock. Simultaneously with providing this notice, we will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News or another newswire service announcing such election or publish that information in the Wall Street Journal or another newspaper of general circulation in the City of New York or on our website. If we so elect, we will deliver to holders tendering their notes for conversion following such notice a number of shares of our common stock, cash or a combination of cash and shares of our common stock in an amount equal to the settlement amount for such notes.

The current listing standards of the NASDAQ Stock Market require us to obtain the approval of our stockholders before entering into transactions that potentially result in the issuance of 20% or more of our outstanding common stock under certain circumstances. In no event will we issue shares of our common stock beyond the maximum level permitted by the stock exchange on which our shares are traded or beyond the maximum amount permitted by our charter. Therefore, we may decide not to elect to exercise the right to settle in all shares for those reasons, among others. If the NASDAQ rule regarding the issuance of 20% or more of our outstanding common stock, or any similar provision then in force, would apply to a conversion of the notes, we may nonetheless issue shares for a portion of our conversion obligations, within the limitations established by NASDAQ, and pay the balance of our conversion obligation in cash.

Conversion Procedures

If a holder of a note wishes to exercise the conversion right, the holder must deliver an irrevocable conversion notice in accordance with the provisions of the indenture, together, if the notes are in certificated form, with the certificated security, to the trustee who will, on the holder’s behalf, convert the notes. A holder of a note may obtain copies of the required form of the conversion notice from the trustee. If a holder of a note has delivered notice of its election to have such note repurchased as a result of a fundamental change, such note may be converted only if the notice of election is withdrawn as described under “— Repurchase of Notes at the Option of Holders Upon a Fundamental Change.”

Conversion Price Adjustments

The base conversion price is subject to adjustment in certain events, including (without duplication) those set forth below:

•	any payment of a dividend (or other distribution) payable in shares of our common stock on shares of our common stock;

•

any issuance to all holders of shares of our common stock of rights, options or warrants entitling them to subscribe for or purchase, for a period expiring within 45 days after the record date of such distribution, shares of our common stock at less than the average of the closing sale prices of our common stock for the ten trading days immediately preceding the date that such distribution was first publicly announced;

•	any subdivision, combination or reclassification of our common stock;

•

upon the occurrence of any dividend or any other distribution of cash (other than in connection with our liquidation, dissolution or winding up or as contemplated by the fifth bullet point under this caption “— Conversion Price Adjustments”) to all holders of our common stock, in which case, immediately before the opening of business on the ex-dividend date for the dividend or distribution, the base conversion rate will be increased so that it equals an amount equal to the base conversion rate in effect at the close of business on the business day immediately preceding the ex-dividend date for the dividend or distribution multiplied by a fraction:

(a)	whose numerator is the average of the closing sale price of our common stock for the five consecutive trading days ending on the date immediately preceding the ex-dividend date for such dividend or distribution; and

(b)	whose denominator is the same average of the closing sale price of our common stock less the per share amount of such dividend or distribution;

•

the completion of a tender or exchange offer made by us or any of our subsidiaries for shares of our common stock (other than any such offer effected with the proceeds of this offering), to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the closing sale price of a share of our common stock on the trading day following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer; or

•

a distribution to all holders of our common stock consisting of evidences of indebtedness, shares of capital stock (other than our common stock) or assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to above);

provided, however, that no adjustment will be made with respect to any distribution described above if holders of the notes are entitled to participate in such distribution on substantially the same terms as holders of our common stock as if such holders had converted their notes solely into common stock immediately prior to such distribution at the then applicable conversion rate.

Notwithstanding the foregoing, the base conversion price will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a change in the par value of the common stock;

•	for accrued and unpaid interest, including additional amounts, if any;

•	in connection with an acquisition made by us; or

•

pursuant to the exercise of any option, warrant or right to purchase our common stock, the exchange of any exchangeable security for our common stock or the conversion of any convertible security into our common stock (except as expressly set forth above).

Upon any adjustment to the base conversion price, the base conversion rate will be adjusted accordingly. At any time the base conversion rate is adjusted, the incremental share factor will be proportionately adjusted on the same basis. No downward adjustment of the base conversion price will be required unless such adjustment would require a decrease of at least 1.0% of the base conversion price then in effect. Any lesser downward adjustment will be carried forward and will be made at the time of and together with the next subsequent downward adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to a decrease of at least 1.0% of such base conversion price; provided, however, that with respect to downward adjustments to be made to the base conversion price in connection with cash dividends paid by us, we will make such adjustments, regardless of whether such aggregate adjustments amount to 1.0% or more of the base conversion price, no later than June 1 of each calendar year. We reserve the right to make other reductions in the base conversion price in addition to those required in the foregoing provisions as we consider to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. If we elect to make such a reduction in the base conversion price, we will comply with the requirements of securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the base conversion price.

If any future rights plan (i.e., a poison pill) adopted by us is in effect at the time of conversion, upon such conversion, a holder will receive, in addition to any common stock received in connection with such conversion, the rights under the rights plan, unless before any conversion, the rights have separated from the common stock, in which case the applicable conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, assets, debt securities or certain rights to purchase our securities as described in the sixth bullet above regarding conversion price adjustments, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow a holder to receive upon conversion, in addition to any shares of our common stock, the rights described therein will not constitute a distribution of rights or warrants that would entitle the holder to an adjustment to the base conversion rate (unless such rights or warrants have separated from our common stock).

Adjustment to Shares Delivered Upon Conversion Upon Certain Changes of Control

If a holder of notes elects to convert such notes in connection with a corporate transaction described above under “— Conversion Upon Specified Corporate Transactions” that constitutes a fundamental change as defined under “— Repurchase of Notes at the Option of Holders Upon a Fundamental Change” (other than a fundamental change relating to the composition of our board of directors) and 10% or more of the fair market value of the consideration for the common stock in the corporate transaction consists of (i) cash (not including cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) or (ii) other property including securities, other than securities that are traded or scheduled to be traded immediately following such transaction on a U.S. national or regional securities exchange, which we refer to as a “non-stock change in control,” we will increase the applicable conversion rate with respect to notes converted in connection with such transaction by a number of shares (the “additional shares”) as described below, except that we will not make such adjustment if a public acquirer change of control occurs and we have made the election described below under “— Conversion Upon a Public Acquirer Change of Control.” A conversion will be deemed to be “in connection” with a non-stock change of control if, but only if, the conversion is effected from and after the effective date until and including the 30th day thereafter.

The increase in the applicable conversion rate will be expressed as a number of additional shares per $1,000 principal amount of notes and will be determined by reference to the table below, based on the date on which the corporate transaction constituting a non-stock change in control becomes effective (the “effective date”) and the share price (the “share price”) paid per share of our common stock in such corporate transaction, determined as follows. If holders of shares of our common stock receive only cash in the corporate transaction, the share price will be the cash amount paid per share. Otherwise, the share price will be the average of the closing sale prices of our common stock on the five trading days before but not including the effective date of the non-stock change in control.

The share prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the base conversion price of the notes is adjusted, as described above under “— Conversion Price Adjustments.” The adjusted share prices will equal the share prices applicable immediately before such adjustment, divided by a fraction, the numerator of which is the base conversion price immediately before the adjustment giving rise to the share price adjustment and the denominator of which is the base conversion price as so adjusted. The number of additional shares will be adjusted in the same manner as the base conversion rate as set forth under “— Conversion Price Adjustments” above.

The following table sets forth the increase in the applicable conversion rate, expressed as a number of additional shares to be received per $1,000 principal amount of notes:

	Share Price
Effective Date	$9.57	$11.50	$13.00	$14.355	$17.00	$20.00	$25.00	$30.00	$35.00	$40.00	$45.00	$55.00	$70.00
May 30, 2007	34.8311	28.8336	26.2533	24.8346	17.9068	13.0268	8.5068	5.9668	4.4382	3.4418	2.7246	1.8032	1.0368
June 1, 2008	34.8311	27.2596	24.5148	22.9537	16.0362	11.3168	7.1348	4.9168	3.6040	2.7893	2.2090	1.4650	0.8439
June 1, 2009	34.8311	25.4336	22.4533	20.7106	13.8362	9.3468	5.6268	3.7768	2.7382	2.1168	1.6846	1.1268	0.6525
June 1, 2010	34.8311	23.0249	19.4533	17.4365	10.6656	6.6118	3.6548	2.3735	1.7240	1.3443	1.0890	0.7450	0.4368
June 1, 2011	34.8311	19.3901	14.5994	11.9959	5.6362	2.7168	1.2788	0.8701	0.6811	0.5568	0.4601	0.3195	0.1854
June 1, 2012	34.8311	17.2944	7.2610	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

In no event will the applicable conversion rate exceed 104.4932 per $1,000 principal amount of notes, subject to adjustment as set forth under “— Conversion Price Adjustments” above.

The exact share prices and effective dates may not be set forth in the table above, in which case if the share price is:

•

between two share price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower share price amounts and the two dates, as applicable, based on a 365-day year;

•	in excess of $70.00 per share (subject to adjustment in the same manner as the base conversion price), no increase in the applicable conversion rate will be made; and

•	less than $9.57 per share (subject to adjustment in the same manner as the base conversion price), no increase in the applicable conversion rate will be made.

Our obligations to deliver any additional shares could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Conversion Upon a Public Acquirer Change in Control

Notwithstanding the foregoing, in the case of a non-stock change in control constituting a public acquirer change in control (as defined below) we may, in lieu of adjusting the applicable conversion rate in the manner described above in “— Adjustment to Shares Delivered Upon Conversion Upon Certain Changes of Control,” elect to adjust the related conversion obligation such that, from and after the effective date of such public acquirer change in control, the right to convert a note will be changed into a right to convert a note into cash and acquirer common stock (as defined below). We may make such election at any time before the 20th day immediately preceding the proposed effective date of the public acquirer change in control, and if made, such election will be irrevocable. If we make such election, upon conversion we will deliver cash and shares of acquirer common stock, if any, in the same manner described above under “— Payment Upon Conversion.” If we make such an election, on and following the effective date of such transaction:

•

the base conversion rate will be adjusted by multiplying (A) the base conversion rate in effect immediately before the effective date of such public acquirer change in control by (B) a fraction equal to the average of the quotients obtained, for each trading day in the 10 consecutive trading day period commencing on the trading day next succeeding the effective date of such public acquirer change in control (the “valuation period”), by dividing (i) the acquisition value (as defined below) of our common stock on each such trading day in the valuation period, by (ii) the closing sale price of the acquirer common stock on each such trading day in the valuation period;

•	the incremental share factor will be adjusted proportionally by adjusting the incremental share factor immediately prior to such transaction on the same basis as the base conversion rate; and

•	the applicable stock price will be based upon the closing sale price of the acquirer common stock.

Upon any such adjustment in the base conversion rate, the base conversion price will be adjusted accordingly.

If there is a public acquirer change in control that does not constitute a non-stock change in control, the conversion rights of the holder of the notes will be as set forth above under “— Payment Upon Conversion” and, if applicable, “— Conversion After Irrevocable Settlement Election” and “— Conversion Price Adjustments.”

The “acquisition value” of our common stock means, for each trading day in the valuation period, the value of the consideration paid per share of our common stock in connection with such public acquirer change in control, as follows:

•	for any cash, U.S. government bonds, commercial paper with the highest rating or other cash equivalents, 100% of the face amount of such cash or cash equivalents;

•

for any acquirer common stock or other securities traded on a recognized securities exchange, 100% of the closing sale price of such acquirer common stock or other securities on each such trading day; and

•	for any other securities, assets or property, 102% of the fair market value of such security, asset or property on each such trading day, as determined in good faith by our board of directors.

After the adjustment of the applicable conversion rate in connection with a public acquirer change in control, the applicable conversion rate will be subject to further similar adjustments in the event that any of the events described above occur thereafter.

A “public acquirer change in control” is any transaction described in the third bullet point of the definition of fundamental change below where the acquirer, or any entity that is a direct or indirect beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate ordinary voting power of all shares of such acquirer’s capital stock that are entitled to vote generally in the election of directors, but in each case other than us, has a class of common stock (or depositary shares or receipts in respect thereof) traded or quoted on a United States national or regional securities exchange or which will be so traded or quoted when issued or exchanged in connection with such change in control. We refer to such acquirer’s or other entity’s class of common stock traded or quoted (or depositary shares or receipts in respect thereof) on a United States national or regional securities exchange or which will be so traded or quoted when issued or exchanged in connection with such change in control as the “acquirer common stock.”

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

Mandatory Redemption

Except as described in this prospectus under “— Repurchase of Notes at the Option of Holders Upon a Fundamental Change,” we are not required to repurchase or redeem the notes. There are no sinking fund payments.

Repurchase of Notes at the Option of Holders Upon a Fundamental Change

If a fundamental change (as defined below) occurs, each holder of notes may require that we repurchase the holder’s notes on the date fixed by us that is not less than 30 days nor more than 45 days after we give notice of the fundamental change. We will repurchase the notes for an amount of cash equal to 100% of the principal amount of the notes, plus accrued and unpaid interest up to but not including the date of repurchase (unless the repurchase date is between a record date and the following interest payment date, in which case we instead will, on the interest payment date, pay any accrued interest to the holder of record as of such record date).

“Fundamental change” means the occurrence of one or more of the following events:

•

the consolidation, merger or binding share exchange, or any conveyance, transfer, sale, lease or other disposition, in one or a series of related transactions, of all or substantially all of our assets to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than (a) any transaction (i) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock (as defined below), or (ii) pursuant to which holders of our capital stock immediately before the transaction have the entitlement to exercise, directly or indirectly, 50% or more, of the total voting power of all shares of capital stock entitled to vote generally in elections of directors of the continuing or surviving or successor person immediately after giving effect to such issuance; or (b) any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding common stock, if at all, solely into common stock, ordinary shares or American Depositary Shares of the surviving entity or a direct or indirect parent of the surviving corporation; or (c) any consolidation or merger with or into any of our subsidiaries, so long as such merger or consolidation is not part of a plan or a series of transactions designed to have or having the effect of merging or consolidating with any other person;

•	the adoption of a plan relating to the liquidation or dissolution of the Company;

•

the acquisition, directly or indirectly, by any person or group (as such term is used in Section 13(d)(3) of the Exchange Act), of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate voting power of our voting stock (as defined below);

•

during any period of two consecutive years, individuals who at the beginning of such period constituted our board of directors (together with any new directors whose election by such board of directors or whose nomination for election by our shareholders was approved by a vote of 66 2/3% of our directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of our board of directors then in office; or

•	our common stock ceases to be listed on a national or regional securities exchange.

“Person” means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Voting stock” means, with respect to any person, securities of any class or classes of capital stock in such person entitling the holders thereof (without regard to the occurrence of any contingency) to vote in the election of members of the board of directors or other governing body of such person.

“Capital stock” means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock or partnership or limited liability company interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock of such person.

However, a fundamental change will not be deemed to have occurred in the case of a transaction or transactions described above in the first or third bullet point of the definition of fundamental change, if at least 90% of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) in such transaction or transactions, consists of common stock or American Depositary Receipts of a company traded or quoted on a national or regional securities exchange (or which will be so traded or quoted when issued or exchanged in connection with such transaction) and as a result of such transaction or transactions the notes are convertible into cash and the consideration received by holders of our common stock as set forth under “— Conversion Rights — Payment Upon Conversion.”

The phrase “all or substantially all” of our assets is likely to be interpreted by reference to applicable state law at the relevant time, and will be dependent on the facts and circumstances existing at such time. As a result, there may be a degree of uncertainty in ascertaining whether a sale, lease or transfer is of “all or substantially all” of our assets.

On or before the 30th day after a fundamental change, we must mail to the trustee and all holders of the notes a notice of the occurrence of the fundamental change offer, stating:

•	the repurchase date;

•	the date by which the repurchase right must be exercised;

•	the repurchase price for the notes; and

•	the procedures which a holder of notes must follow to exercise the repurchase right.

The effect of these provisions granting the holders the right to require us to repurchase the notes upon the occurrence of a fundamental change may make it more difficult for any person or group to acquire control of us or to effect a business combination with us. Our ability to pay cash to holders of notes following the occurrence of a fundamental change may be limited by our then existing indebtedness, financing agreements or financial resources. Moreover, the notes are subordinated to all of our senior debt and that may further limit the ability of a holder of a note to get paid. See “Risk Factors — Risks Related to the Notes and our Common Stock — The notes are unsecured and subordinated to all of our existing and future senior indebtedness and are effectively subordinated to all of our existing and future secured indebtedness and to all existing and future indebtedness and other liabilities of our subsidiaries.” We cannot assure the holders that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors — Risks Related to the Notes and our Common Stock — We may not have sufficient cash to repurchase the notes as required under the indenture upon a fundamental change or to pay the cash payable upon a conversion, which may increase your credit risk.”

Our obligation to make a repurchase in the event of a fundamental change will be satisfied if a third party makes the fundamental change offer in the manner and at the times and otherwise in compliance in all material respects with the requirements applicable to a fundamental change offer made by us and purchases all notes properly tendered and not withdrawn under the fundamental change offer.

If a fundamental change occurs and the holders exercise their rights to require us to repurchase notes, we will, if required, comply with applicable tender offer rules under the Exchange Act with respect to any repurchase.

Procedures Upon Repurchase of Notes at the Option of Holder Upon a Fundamental Change

On or before the date of repurchase, we will deposit with a paying agent (which may be the trustee) an amount of money sufficient to pay the aggregate repurchase price of the notes which is to be paid on the date of repurchase. Payment of the repurchase price for the notes will be made promptly following the deposit of funds with the Paying Agent on the date of repurchase.

If the paying agent holds money sufficient to pay the repurchase price of the notes on the date of repurchase in accordance with the terms of the indenture, then on the date of repurchase, the notes will cease to be outstanding, whether or not the notes are delivered to the paying agent. Thereafter, all other rights of the holder will terminate, other than the right to receive the repurchase price.

For a discussion of the tax treatment of a holder exercising the right to require us to repurchase notes, see “Certain Material United States Federal Income Tax Considerations — Tax Consequences to U.S. Holders — Sale, Exchange or Repurchase of the Notes” and “— Tax Consequences to Non-U.S. Holders — Sale or Exchange of Notes or Shares of Common Stock.”

To exercise a right to require us to repurchase notes on the specified dates or upon a fundamental change as described above, the holder of a note must deliver, on or before the third business day before the repurchase date, a written notice to us and the trustee of the holder’s exercise of the repurchase right. This notice must be accompanied by certificates evidencing the note or notes with respect to which the right is being exercised, duly endorsed for transfer, in the case of any notes in certificated form. This notice of exercise may be withdrawn by the holder by a written notice of withdrawal delivered to the paying agent at any time on or before the close of business on the business day preceding the repurchase date. The notice of withdrawal must state:

•	the principal amount of notes being withdrawn;

•	the principal amount, if any, of notes not being withdrawn; and

•	if certificated notes have been issued, the certificate numbers of the notes being withdrawn.

Subordination of the Notes

Payment on the notes will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness. The notes also are structurally subordinated to all indebtedness and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.

As of August 15, 2007, we had no senior indebtedness outstanding, and as of June 30, 2007, our subsidiaries had approximately $444.2 million of other liabilities outstanding, excluding inter-company liabilities but including accounts payable. The notes will rank equally with our 0.5% Convertible Subordinated Notes due 2008 and our 1.0% Convertible Subordinated Notes due 2010. Neither we nor our subsidiaries are prohibited under the indenture from incurring debt, including senior indebtedness. We may, from time to time, incur additional debt, including senior indebtedness. Our subsidiaries may also, from time to time, incur other additional debt and liabilities.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest, if any, on the notes will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the notes because of an event of default, the holders of any outstanding senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness obligations before the holders of the notes are entitled to receive any payment or distribution. We are required under the indenture to notify holders of senior indebtedness promptly if payment of the notes is accelerated because of an event of default.

We may not make any payment on the notes if:

•	a default in the payment of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

•

a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, or in the case of a lease, a default occurs and is continuing that permits the lessor either to terminate the lease or require us to make an irrevocable offer to terminate the lease following an event of default under the lease, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the notes:

•	in case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and

•

in case of a non-payment default, upon the earlier of the date on which such nonpayment default is cured or waived or ceases to exist, or 179 days after the date on which the payment blockage notice is received, if the maturity of the designated senior indebtedness has not been accelerated, or in the case of any lease, 179 days after notice is received if we have not received notice that the lessor under such lease has exercised its right to terminate the lease or require us to make an irrevocable offer to terminate the lease following an event of default under the lease.

No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice may be the basis for any later payment blockage notice.

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on the notes before all senior indebtedness is paid in full in cash or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the notes may receive less, ratably, than our other creditors. This subordination will not prevent the occurrence of any event of default under the indenture.

The notes are exclusively obligations of the Company. Substantially all of our operations are conducted through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the notes, are dependent upon the earnings of our subsidiaries. In addition, we are dependent on the distribution of earnings, loans or other payments by our subsidiaries to us.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes. Our subsidiaries are not required to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations.

Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we were a creditor to any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the indenture and notes. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Purchase and Cancellation

We may, to the extent permitted by law, purchase the notes in the open market or by tender offer at any price or by private placement. Any notes purchased by us may, to the extent permitted by law, be reissued or resold or may, at our option be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be promptly cancelled.

SEC Reports

Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the trustee such annual reports, information, documents and other reports as specified in Sections 13 and 15(d) of the Exchange Act within 15 days after the date they would have been required to be filed with the SEC.

“SEC” means the U.S. Securities and Exchange Commission.

Events of Default

Each of the following constitutes an event of default with respect to the notes:

(1)	a default in the payment when due of any principal of any of the notes at maturity, upon exercise of a repurchase right or otherwise (whether or not prohibited by the subordination provisions of the indenture);

(2)	a default in the payment of any interest or additional interest when due under the notes, which default continues for 30 days (whether or not prohibited by the subordination provisions of the indenture);

(3)	a default in our obligation to satisfy our conversion obligation upon exercise of a holder’s conversion right, which default continues for 15 days after performance is due;

(4)	a default in our obligation to provide notice of the occurrence of a fundamental change when required by the indenture;

(5)	our failure to comply with any of our other agreements in the notes or the indenture upon receipt of notice to us of such default from the trustee or to us and the trustee from holders of not less than 25% in aggregate principal amount of the notes then outstanding, and our failure to cure (or obtain a waiver of) such default within 60 days after we receive such notice;

(6)	we or any significant subsidiary fails to make any payment of principal in excess of $20.0 million in respect of indebtedness for borrowed money, when and as the same shall become due and payable at maturity or upon acceleration, and such indebtedness is not paid, or such acceleration is not rescinded, by the end of the 30th day after receipt of notice to us of such default from the trustee or to us and the trustee from holders of not less than 25% in aggregate principal amount of the notes then outstanding; or

(7)	certain events of bankruptcy, insolvency or reorganization of the Company or any significant subsidiary.

The term “significant subsidiary” means any of our subsidiaries which has: (i) consolidated assets or in which we and our other subsidiaries have investments equal to or greater than 10% of our total consolidated assets; or (ii) consolidated gross revenue equal to or greater than 10% of our consolidated gross revenue.

If an event of default other than an event of default described in clause (7) above with respect to us occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the affected notes then outstanding may declare the principal amount of such notes then outstanding plus any interest on such notes accrued and unpaid, if any, through the date of such declaration to be immediately due and payable. Any payment by us on the notes following any such acceleration will be subject to the subordination provisions described above.

The indenture provides that if an event of default described in clause (7) above with respect us occurs, the principal amount of the notes plus accrued and unpaid interest, if any, will automatically become immediately due and payable. However, the effect of such provision may be limited by applicable law. Any payment by us on the notes following any such acceleration will be subject to the subordination provisions described above.

At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the affected notes then outstanding may, under certain circumstances, rescind and annul such acceleration.

Subject to the indenture, applicable law and the trustee’s indemnification, the holders of a majority in aggregate principal amount of the outstanding affected notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such notes.

No holder will have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•

the holders of at least 25% in aggregate principal amount of the notes then outstanding have made a written request and have offered indemnity reasonably satisfactory to the trustee to institute such proceeding as trustee; and

•

the trustee has failed to institute such proceeding within 60 days after such notice, request and offer, and has not received from the holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer.

However, the above limitations do not apply to a suit instituted by a holder for the enforcement of payment of the principal of or any interest on any note on or after the applicable due date or the right to convert the note in accordance with the indenture.

Generally, the holders of not less than a majority of the aggregate principal amount of outstanding affected notes may waive any default or event of default other than:

•	our uncured failure to pay principal of or any interest, if any, on any note when due or the payment of any repurchase price;

•	our uncured failure to convert any note into cash, shares of our common stock or a combination of cash and shares of our common stock; and

•	our uncured failure to comply with any of the provisions of the indenture that cannot be modified without the consent of the holder of each outstanding note.

We are required to furnish to the trustee, on an annual basis, a statement by our officers as to whether or not we, to the officers’ knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture, specifying any known defaults.

Notwithstanding the foregoing, we will have 90 days after we receive any notice to remedy, or obtain a waiver for, any failure to comply with our obligations to file our annual, quarterly and current reports in accordance with the requirements of Section 13 or 15(d) of the Exchange Act or our obligations as described under “— SEC Reports” or to comply with Section 314(a)(1) of the Trust Indenture Act (as defined below) so long as we are attempting to cure such failure as promptly as reasonably practicable.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any person or convey, transfer or lease all or substantially all of our properties and assets to any successor person, unless:

•

we are the surviving person or the resulting, surviving or transferee person, if other than us, is organized and validly existing under the laws of the United States of America, any state of the United States of America, or the District of Columbia and assumes our obligations on the notes and under the indenture; and

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing.

When such a person assumes our obligations in such circumstances, subject to certain exceptions, we will be discharged from all obligations under the notes and the indenture. Although the indenture permits these transactions, some of the transactions could constitute a fundamental change of the Company and permit each holder to require us to repurchase the notes of such holder as described under “— Repurchase of Notes at the Option of Holders Upon a Fundamental Change.”

Modification and Waiver

Except as described below, we and the trustee may amend or supplement the indenture or the notes with the consent of the holders of at least a majority in aggregate principal amount of the outstanding notes. In addition, subject to certain exceptions, the holders of a majority in aggregate principal amount of the outstanding notes may waive our compliance in any instance with any provision of the indenture without notice to the holders. However, no amendment, supplement or waiver may be made without the consent of the holder of each outstanding note affected if such amendment, supplement or waiver would:

(1)	change the stated maturity of the principal of or the payment date of any installment of interest or additional interest on or with respect to such note;

(2)	reduce the principal amount or repurchase price, or the conversion rate of, such note, or the rate of interest or additional interest on such note;

(3)	reduce the amount of principal payable upon acceleration of the maturity of such note;

(4)	change the currency in which the principal or repurchase price or interest with respect to such note is payable;

(5)	impair the right to institute suit for the enforcement of any payment on, or with respect to, such note;

(6)	modify the provisions with respect to the repurchase rights of the holders described under “— Repurchase of Notes at the Option of Holders Upon a Fundamental Change” in a manner materially adverse to the holder of such note;

(7)	adversely affect the right of the holder of such note to convert such note other than as provided in the indenture; or

(8)	alter the manner of calculation or rate of accrual of interest, repurchase price or the applicable conversion rate (except in a manner that would increase the amount of interest, the repurchase price or the applicable conversion rate) on such note or extend the time for payment of any such amount.

Further, no amendment, supplement or waiver may be made without the consent of the holder of each outstanding note if such amendment, supplement or waiver would reduce the percentage in principal amount of the outstanding notes, the consent of whose holders is required in order to take specific actions including, but not limited to, the waiver of past defaults or the modification or amendment of the indenture.

We and the trustee may amend or supplement the indenture or the notes without notice to, or the consent of the holders to, among other things:

(1)	cure any ambiguity, defect or inconsistency;

(2)	provide for uncertificated notes in addition to or in place of certificated notes;

(3)	provide for the assumption of our obligations to holders of notes in the case of a share exchange, merger or consolidation or sale of all or substantially all of our assets;

(4)	make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect in any material respect the legal rights under the indenture of any such holder;

(5)	add a guarantor;

(6)	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(7)	secure the notes;

(8)	increase the applicable conversion rate;

(9)	comply with the rules of any applicable securities depositary, including DTC;

(10)

conform the text of the indenture or the notes to any provision of the description of the notes set forth in the offering memorandum dated May 31, 2007 pursuant to which the notes and the common stock issuable upon conversion of the notes were initially offered and sold to the extent that the text of such description of the notes was intended by us and the initial purchaser to be a recitation of the text of the indenture or the notes as represented by us to the trustee in an officers’ certificate;

(11)	provide for a successor trustee in accordance with the terms of the indenture or to otherwise comply with any requirement of the indenture;

(12)	modify the restrictions and procedures for resale and other transfers of notes or our common stock pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally;

(13)	amend the indenture to provide for the issuance of additional notes;

(14)	establish the forms or terms of the notes in form and substance substantially consistent with the text of the description of the notes set forth in the offering memorandum dated May 31, 2007 pursuant to which the notes and the common stock issuable upon conversion of the notes were initially offered and sold; or

(15)	make other changes to the indenture or forms or terms of the notes, provided no such change, individually or in the aggregate with all other such changes, has or will have a material adverse effect on the interests of the holders of the notes.

Satisfaction and Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the paying agent or conversion agent, as the case may be, after the notes have become due and payable, whether at maturity or any repurchase date or by delivery of a notice of conversion or otherwise, cash, shares or other consideration (as applicable under the terms of the indenture) sufficient to pay and cover the conversion of all of the outstanding notes and paying all other sums payable under the indenture. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of the Notes

We or our agents will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determination of the closing sale price of our common stock and the amount of any increase in the applicable conversion rate for any notes converted in connection with a fundamental change. We or our agents will make all these calculations in good faith and, absent manifest error, our and their calculations will be final and binding on holders of notes. We or our agents will provide a schedule of these calculations to the trustee, and the trustee is entitled to conclusively rely upon the accuracy of these calculations without independent verification.

Governing Law

The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

The Bank of New York is the initial trustee under the indenture. The trustee will be the initial paying agent, registrar and conversion agent for the notes.

If the trustee becomes one of our creditors, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claims, as security or otherwise. The trustee will be permitted to engage in other transactions; if, however, after a default has occurred and is continuing, it acquires any conflicting interest, it must eliminate such conflict with 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

Book-Entry Delivery and Form

We initially issued the notes in the form of global securities. The global security was deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as DTC’s nominee. Except as set forth below, the global securities may be transferred, in whole and not in part, only to DTC or another nominee of DTC. Holders may hold their beneficial interests in a global security directly through DTC if they have an account with DTC or indirectly through organizations that have accounts with DTC. Certificated securities will be issued only in certain limited circumstances described below.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities of institutions that have accounts with DTC (called “participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, which may include the initial purchaser, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies (called the “indirect participants”) that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants’ interests), the participants and the indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global securities.

Owners of beneficial interests in global securities who desire to convert their notes in accordance with the indenture should contact their brokers or other participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cut-off times, for submitting requests for conversion.

So long as DTC, or its nominee, is the registered owner or holder of the global securities, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global securities for all purposes under the indenture and the notes. In addition, no owner of a beneficial interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC. Except as set forth below, as an owner of a beneficial interest in a global security, holders will not be entitled to have the notes represented by the global security registered in their name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any notes under a global security. We understand that, under existing industry practice, if an owner of a beneficial interest in a global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

We will make payments of principal of, and any interest on, the notes represented by the global securities registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global securities. We expect that DTC or its nominee, upon receipt of any payment of principal of, or interest on, a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in a global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. Neither we, the trustee nor any paying agent or conversion agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in a global security for any note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in the applicable global security is credited, and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. If, however, DTC notifies us that it is unwilling to be a depository for a global security or ceases to be a clearing agency, and we do not appoint a successor depositary within 90 days, or if there is an event of default under the notes, we will exchange the global security for certificated securities, which we will distribute to DTC participants and which will be legended, if required.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in global securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility or liability for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

Registration Rights

The following summary of the registration rights provided in the registration rights agreement is not complete. Holders should refer to the registration rights agreement for a full description of the registration rights that apply to the notes. The notes and any common stock issuable upon conversion of the notes are referred to collectively as registrable securities.

We agreed to file a shelf registration statement under the Securities Act with respect to the registrable securities not later than 120 days after the first date of original issuance of the notes. We also agreed to use our reasonable best efforts to have the shelf registration statement declared effective not later than 210 days after the first date of original issuance of the notes, and to keep it effective until the earliest of:

(1)	two years from the effective date of the shelf registration statement;

(2)	the date on which all of the registrable securities covered by the shelf registration statement have been sold pursuant to the shelf registration statement;

(3)	the registrable securities are no longer restricted securities as that term is defined under Rule 144 under the Securities Act, or any successor rule thereof); and

(4)	the date on which the registrable securities held by persons that are not our affiliates are eligible to be sold to the public pursuant to Rule 144(k) under the Securities Act.

If we notify the holders in accordance with the registration rights agreement to suspend the use of the prospectus upon the occurrence of certain events, then the holders will be obligated to suspend the use of the prospectus until the requisite changes have been made.

A holder of registrable securities that sells registrable securities pursuant to the shelf registration statement generally will be required to provide information about itself and the specifics of the sale, be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers, be subject to relevant civil liability provisions under the Securities Act in connection with such sales and be bound by the provisions of the registration rights agreement which are applicable to such holder.

If:

(1)	the shelf registration statement has not been filed with the SEC by the 120th day after the first date of original issuance of the notes;

(2)	the shelf registration statement has not been declared or otherwise becomes effective by the SEC by the 210th day after the first date of original issuance of the notes;

(3)	we fail with respect to a holder that supplies the Questionnaire described below to amend or supplement the shelf registration statement in a timely manner in order to name additional selling securities holders; or

(4)

after the shelf registration statement has been declared effective by the SEC, such shelf registration statement ceases to be effective (without being succeeded immediately by a replacement shelf registration statement), or the shelf registration statement or prospectus contained therein ceases to be usable in connection with the resales of notes and any common stock issuable upon the conversion of the notes, in accordance with and during the periods specified in the registration rights agreement and (A) we do not cure the shelf registration statement within 15 business days by a post-effective amendment or a report filed pursuant to the Exchange Act or (B) we do not terminate the suspension period described below by the 45th or 120th day, as the case may be;

(we refer to each such event described above in clauses (1) through (4) as a registration default), additional interest will accrue on the notes, from and including the date on which the registration default shall occur to but excluding the date on which all such registration defaults have been cured or the registration statement is no longer required to be kept effective, at the rate of 0.25% per annum for the first 90 days after the occurrence of the registration default and at the rate of 0.50% per annum thereafter. No additional interest will accrue on any shares of common stock into which notes have been converted.

Notwithstanding the foregoing, after the effectiveness of the shelf registration statement, we may suspend the availability of the shelf registration statement and the use of any prospectus by written notice to the holders for a period or periods not to exceed 45 consecutive days in any 90-day period or an aggregate of 120 days in any twelve month period (we refer to each of these periods of suspension as a suspension period) without incurring such additional interest upon the occurrence of certain events relating to pending corporate developments, public filings with the SEC and similar events. Notwithstanding the foregoing, we may extend the suspension period from 45 days to 60 days under certain circumstances relating to possible acquisitions, financings or other material business transactions. We need not specify the nature of the event giving rise to a suspension in any notice to the holders of the notes of the existence of such a suspension. We may require each holder of a note to agree to hold any communication by us in response to a notice of proposed sale in confidence.

We agreed in the registration rights agreement to give notice of the filing and effectiveness of the shelf registration statement to the trustee and all holders. Holders are required to complete the notice and questionnaire (the “Questionnaire”), if they wish to have their registrable securities covered by the shelf registration statement and related prospectus. Holders are required to deliver the Questionnaire before the filing of the shelf registration statement to be named as a selling securityholder in the prospectus. From and after the date the shelf registration statement is declared effective, each holder wishing to sell its securities pursuant to the shelf registration statement and related prospectus will be required to deliver a Questionnaire to us at least 15 business days before any intended distribution. As promptly as practicable after the later of receipt of a Questionnaire or the expiration of any suspension period in effect when such Questionnaire is delivered, we will file, if required by applicable law, a post-effective amendment to the shelf registration statement or a supplement to the prospectus contained in the shelf registration statement. In no event will we be required to file more than one post-effective amendment in any calendar month or to file a supplement or post-effective amendment during any suspension period.

We will pay all expenses incident to our performance of and compliance with the registration rights agreement, provide each holder that is selling securities pursuant to the shelf registration statement copies of the related prospectus as reasonably requested and take other actions as are required under the terms of the registration rights agreement to permit, subject to the foregoing, unrestricted resales of the securities.

DESCRIPTION OF CAPITAL STOCK

Pursuant to our articles of incorporation, our authorized capital stock consists of 205,000,000 shares, of which:

•	5,000,000 shares are designated as preferred stock, without par value, of which none are outstanding; and

•	200,000,000 shares are designated and authorized as common stock, without par value, of which 53,913,232 shares are outstanding as of August 14, 2007.

Common Stock

The holders of our common stock are entitled to one vote per share for each share held of record on all matters submitted to a vote of stockholders. Subject to preferential rights with respect to any series of preferred stock that may be issued, holders of our common stock are entitled to receive ratably such dividends as may be declared by our board of directors on the common stock out of funds legally available therefor and, in the event of a liquidation, dissolution or winding-up of our affairs, are entitled to share equally and ratably in all of our remaining assets and funds. In the election of directors, the holders of our common stock have cumulative rights, meaning that they may multiply the number of votes the stockholder is entitled to cast by the total number of directors to be elected at a meeting of stockholders and cast the whole number of votes for one candidate or distribute them among some or all candidates. The holders of our common stock have no preemptive rights or rights to convert shares of our common stock into any other securities and are not subject to future calls or assessments by us. All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

By resolution of our board of directors and without any further vote or action by the stockholders, we may issue preferred stock in one or more series and fix from time to time the number of shares to be included in each such series, and the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each such series. Our ability to issue preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of the holders of the common stock and could have the effect of making it more difficult for a person to acquire, or of discouraging a person from attempting to acquire, control of us. We have no present plans to issue any of the preferred stock.

Anti-takeover Provisions of Applicable Pennsylvania Law and Our Articles of Incorporation and By-laws

Some provisions of our articles of incorporation and by-laws and Pennsylvania law may discourage certain transactions involving a fundamental change of Kulicke & Soffa. For example, our articles of incorporation and by-laws contain provisions that (1) classify the board of directors into four classes, with one class being elected each year, (2) permit the board to issue “blank check” preferred stock without stockholder approval, as discussed above, and (3) prohibit us from engaging in certain business combinations with a holder of 20% or more of our voting securities without super-majority board or stockholder approval. Further, under the Pennsylvania Business Corporation Law, because our by-laws provide for a classified board of directors, stockholders may only remove directors for cause. These provisions and certain other provisions of the Pennsylvania Business Corporation Law could have the effect of delaying, deferring or preventing a fundamental change of Kulicke & Soffa and may adversely affect the voting and other rights of holders of common stock.

Transfer Agent and Registrar

American Stock Transfer and Trust Company is the transfer agent and registrar for our common stock, with offices in New York, New York.

NASDAQ Global Market Listing

Our common stock trades on the Nasdaq under the symbol “KLIC”.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

The following summarizes the material provisions of certain of our indebtedness in addition to the indebtedness represented by the notes offered by this prospectus. This summary is not a complete description of our indebtedness. Copies of the indenture for our 0.5% Convertible Subordinated Notes due 2008 and our 1.0% Convertible Subordinated Notes due 2010 are available upon request, and the description of such notes set forth below is qualified in its entirety by reference to these documents. Whenever particular provisions of the 0.5% Convertible Subordinated Notes due 2008 or the 1.0% Convertible Subordinated Notes due 2010 are referred to, the provisions of the respective indentures are incorporated by reference as part of the statements made, and the statements are qualified in their entirety by that reference.

0.5% Convertible Subordinated Notes Due 2008

In November 2003, we issued $205 million aggregate principal amount of convertible subordinated notes due on November 30, 2008, of which $115.2 million is outstanding. The 0.5% Convertible Subordinated Notes due 2008 bear interest at the annual rate of 0.5% on the principal amount, payable semi-annually in cash on May 30 and November 30 of each year. The notes are not redeemable at the option of the Company.

Conversion. The 0.5% Convertible Subordinated Notes Due 2008 may be converted into our common stock at any time, subject to prior redemption, at a conversion rate of 49.1884 shares per $1,000 principal amount of notes, subject to adjustment upon the occurrence of certain events affecting our common stock, including if we declare and pay a dividend on our common stock.

Subordination. The 0.5% Convertible Subordinated Notes due 2008 are contractually subordinated to all of our existing and future senior indebtedness and are structurally subordinated to all indebtedness of our subsidiaries.

Purchase at Option of Holder (Fundamental Change). The holders of the 0.5% Convertible Subordinated Notes due 2008 may require us to purchase the notes for cash, in whole or in part, on a purchase date that is 30 days after the date of a notice of fundamental change (as defined below). Any such purchase is required to be at a price equal to 100% of the principal amount of notes to be purchased, plus accrued interest to, but excluding, the purchase date.

A fundamental change is any transaction or event in connection with which all or substantially all of our common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all common stock that is or that will be immediately after the transaction or event:

•	listed on one or more of (1) a United States national securities exchange, (2) the London Stock Exchange, (3) the Tokyo Stock Exchange, or (4) the German Stock Exchange; or

•	approved for quotation on Nasdaq or any similar United States system of automated dissemination of quotations of securities prices.

Events of Default. The indenture for the 0.5% Convertible Subordinated Notes due 2008 contains customary events of default, including failure to pay amounts due, failure to observe covenants and events involving our bankruptcy, insolvency or reorganization.

1.0% Convertible Subordinated Notes Due 2010

In June 2004, we issued $65 million aggregate principal amount of convertible subordinated notes due on June 30, 2010, all of which is currently outstanding. The 1.0% Convertible Subordinated Notes due 2010 bear interest at the annual rate of 1.0% on the principal amount, payable semi-annually in cash on June 30 and December 30 of each year. The notes are not redeemable at the option of the Company.

Conversion. The 1.0% Convertible Subordinated Notes Due 2010 may be converted into our common stock at any time, subject to prior redemption, at a conversion rate of 77.8743 shares per $1,000 principal amount of notes, subject to adjustment upon the occurrence of certain events affecting our common stock, including if we declare and pay a dividend on our common stock.

Subordination. The 1.0% Convertible Subordinated Notes due 2010 are contractually subordinated to all of our existing and future senior indebtedness and are structurally subordinated to all indebtedness of our subsidiaries.

Termination of conversion rights. We may terminate the conversion rights of the 1.0% Convertible Subordinated Notes due 2010, upon five trading days notice, if the closing price of our common stock exceeds 140% of the conversion price then in effect for at least 20 trading days within a period of 30 consecutive trading days. The note may be converted at the option of the holder at any time on or before the 20th day following the date of such notice regarding the termination of conversion rights.

Purchase at Option of Holder (Fundamental Change). The holders of the 1.0% Convertible Subordinated Notes due 2010 may require us to purchase the notes for cash, in whole or in part, on a purchase date that is 30 days after the date of a notice of fundamental change (as defined below). Any such purchase is required to be at a price equal to 100% of the principal amount of notes to be purchased, plus accrued interest to, but excluding, the purchase date.

A fundamental change is any transaction or event in connection with which all or substantially all of our common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all common stock that is or that will be immediately after the transaction or event:

•	listed on one or more of (1) a United States national securities exchange, (2) the London Stock Exchange, (3) the Tokyo Stock Exchange, or (4) the German Stock Exchange; or

•	approved for quotation on Nasdaq or any similar United States system of automated dissemination of quotations of securities prices.

Events of Default. The indenture for the 1.0% Convertible Subordinated Notes due 2010 contains customary events of default, including failure to pay amounts due, failure to observe covenants and events involving our bankruptcy, insolvency or reorganization.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary of U.S. federal income tax considerations was written to support the promotion and marketing of the notes. Each person considering an investment in the notes should seek advice based on your particular circumstances from an independent tax advisor.

* * * * *

The following is a description of certain material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes and of the common stock into which the notes may be converted. It does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular investor’s decision to invest in the notes, and does not address certain tax rules that are generally assumed to be understood by investors. This summary is based on the U.S. Internal Revenue Code of 1986, as amended, referred to in this prospectus as the “Code,” existing and proposed Treasury Regulations, administrative rulings and judicial decisions, all as of the date of this prospectus and all subject to change or differing interpretations, possibly with retroactive effect. This summary is limited to beneficial owners of notes that purchase notes in the initial offering at their issue price and hold the notes and the common stock into which the notes may be converted as capital assets within the meaning of Section 1221 of the Code.

This summary does not address the tax consequences to investors that are subject to special rules, such as financial institutions, banks, thrift institutions, real estate investment trusts, personal holding companies, regulated investment companies, insurance companies, tax-exempt entities, brokers and dealers in securities or currencies, traders in securities that elect to use mark-to-market method of accounting, persons that hold the notes in a “straddle” or as part of a “hedging,” “conversion” or constructive sale transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, and persons who have ceased to be citizens or residents of the United States. Further, we do not address:

•	the U.S. federal income tax consequences to stockholders in, or partners or beneficiaries of, an entity that is an owner of the notes or our common stock;

•	the U.S. federal estate and gift or alternative minimum tax consequences of the purchase, ownership or sale of the notes or our common stock; or

•	any state, local or foreign tax consequences of the purchase, ownership and sale of the notes or our common stock.

For purposes of this summary, you are a “U.S. holder” if you are a beneficial owner of a note or share of our common stock and you are:

•	a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States or of any state thereof (including the District of Columbia);

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust (or, if certain other conditions are met and you have elected to continue to be treated as a U.S. trust).

A non-U.S. holder is a beneficial owner of a note or share of our common stock that is not a U.S. holder. If a partnership or other entity treated as a partnership for U.S. federal income tax purposes owns notes or shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the partner’s status and the activities of the partnership. If you are a partnership investing in notes or shares of our common stock (or if you are a partner in such partnership), you are urged to consult your own tax advisors about the U.S. federal income tax consequences of acquiring, owning and disposing of the notes and the shares of our common stock.

This summary is not binding on the Internal Revenue Service, referred to in this prospectus as the “IRS.” We have not sought, and will not seek, any ruling from the IRS with respect to the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS will not be sustained by a court. If you are considering purchasing the notes, you are urged to consult your own tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

Tax Consequences to U.S. Holders

This subsection describes material U.S. federal income tax consequences to a U.S. holder. If you are not a U.S. holder, this subsection does not apply to you and you should refer to “— Tax Consequences to Non-U.S. Holders” below.

Interest and Original Issue Discount on the Notes

You will generally be required to include stated interest in income as ordinary income at the time the interest is received or accrued, according to your method of tax accounting.

The notes were issued with original issue discount (“OID”) equal to 2.5% of their stated principal amount. The amount of interest you must include in income each year will generally equal the sum of the “daily portions” of OID with respect to the note fore each day during the year in which you hold he note (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual periods” for the notes are the semi-annual periods ending on June 1 and December 1 of each year. The amount of OID allocable to any accrual period is an amount equal to the product of the note’s “revised issue price” at the beginning of such accrual period and its “yield to maturity” (adjusted for the length of the accrual period). The “revised issue price” of a note at the beginning of an accrual period will equal the issue price of the note (i.e., 97.5% of its stated principal amount) plus the amount of OID previously includible in the gross income of the note’s owner(s). The “yield to maturity” of a note will be computed on the basis of a constant interest rate, compounded at the end of each accrual period. In compliance with applicable Treasury Regulations, we will furnish annually to you and to the IRS information with respect to your accrued OID and other interest income.

Additional Interest

We may be required to pay you additional interest in circumstances described above under the heading “Description of the Notes — Registration Rights.” Because we believe the likelihood that we will be obligated to make any such additional payments on the notes is remote, we believe (and this discussion assumes) that the notes will not be treated as contingent payment debt instruments. Assuming our position is respected, you would be required to include in income any such additional amounts at the time they are received or accrued, in accordance with your method of accounting for U.S. federal income tax purposes.

If, contrary to our view, it were to be held that the notes are contingent payment debt instruments, you would be required to accrue interest income based upon a “comparable yield,” regardless of your method of accounting. Such a yield would be higher than the stated interest on the notes. You would also generally be required to treat any gain on the sale or other disposition of a note (including any gain realized on the conversion of a note) as ordinary income rather than as capital gain. Additionally, if the additional payment is made with respect to notes that remain outstanding, the yield on the notes would change, altering the rate at which OID accrues. You are urged to consult your own tax advisor regarding the possible application of the contingent payment debt instrument rules to the notes.

Market Discount

If you purchase a note at a cost less than the note’s “revised issue price,” the amount of this difference will be treated as market discount for federal income tax purposes, unless the difference is less than a specified de minimis amount. The “revised issue price” of each note equals the sum of the issue price of the note and the aggregate amount of the OID includible in the gross income of the note’s owner(s) for periods before the acquisition of the notes by you. Under the market discount rules, you will be required to treat any principal payment on the note and any gain realized on disposition of a note as ordinary income to the extent of the accrued market discount not previously included in income. In general, market discount will be treated as accruing on a straight-line basis over the remaining term of the note as of the time of acquisition or, at your election, under a constant-yield method. If such an election is made, it will apply only to the note with respect to which it is made and cannot be revoked.

If you acquire a note at a market discount, you may also elect to include market discount in income over the remaining term of the note. Once made, this election applies to all market discount obligations acquired by you on or after the first taxable year to which the election applies and cannot be revoked without the consent of the IRS. Your tax basis in a note will be increased by any amount of market discount that was previously included in your income. If you acquire a note at a market discount and do not elect to include accrued market discount in income over the remaining term of the note, you may be required to defer until maturity or a taxable disposition of the note your deduction of a portion of the interest on any indebtedness you incur or maintain to purchase or to carry the note.

Upon a conversion of a note into our common stock, any accrued market discount on the note not previously included in income will be carried over to the common stock received upon conversion of the note, and any gain recognized upon the disposition of the common stock will be treated as ordinary income to the extent of this carried-over accrued market discount. If you receive a combination of cash and stock upon exercise of your conversion right, you will recognize all or a portion of the accrued market discount at that time, depending on the amount of cash you receive.

Acquisition Premium and Amortizable Bond Premium

If you purchase a note at a price that exceeds the revised issue price but is less than or equal to the note’s principal amount, that excess is “acquisition premium” for federal income tax purposes, and will reduce the amount of OID that you are required to include in income. Acquisition premium will be allocated to each accrual period proportionately to the inclusions of the OID unless you elect to allocate the premium using a constant-yield method. If you purchase a note at a price that exceeds the note’s principal amount, your OID income inclusions will be eliminated entirely.

If you purchase a note at a price that exceeds its principal amount, you generally will also be considered to have acquired the note with amortizable bond premium for federal income tax purposes, except to the extent the excess is attributable to the note’s conversion feature. The amount attributable to the conversion feature of a note may be determined under any reasonable method, including by comparing the note’s purchase price to the market price of a similar note without a conversion feature.

You may elect to amortize bond premium from the acquisition date to the note’s maturity date under a constant-yield method. The amount amortized in any taxable year generally is treated as an offset to interest income on the note and not as a separate deduction. If you elect to amortize bond premium, you must reduce your tax basis in the note by the amount of the premium amortized in any year. Once made, this election applies to all debt obligations owned or subsequently acquired by you on or after the first day of the first taxable year to which the election applies, and cannot be revoked without the consent of the IRS. If you do not make an election to amortize bond premium, you will be required to include all amounts of interest as income, and the premium will either reduce the gain or increase the loss you recognize upon the taxable disposition of the note.

Sale, Exchange or Repurchase of the Notes

Except as set forth above under “Market Discount” or below under “Conversion of the Notes,” you will generally recognize gain or loss upon a sale, exchange or repurchase of a note equal to the difference between (1) the amount of cash proceeds and the fair market value of any property received and (2) your adjusted tax basis in the note. Your tax basis in notes generally will equal the cost of the notes to you increased by any OID or market discount previously included in income with respect to the notes and decreased by any amortization of bond premium. Any gain or loss you recognize generally will be treated as a capital gain or loss (except to the extent the amount received is attributable to accrued unpaid interest not previously included in income, which will be taxable as ordinary interest income). The capital gain or loss will be long-term if your holding period at that point has exceeded twelve months and will be short-term if your holding period is twelve months or less. A reduced tax rate (effective for tax years through 2010) may apply to non-corporate U.S. holders with long-term capital gains. The deductibility of capital losses is subject to certain limitations.

Conversion of the Notes

You generally will not recognize any income, gain or loss upon conversion of the notes into our common stock except to the extent any portion of the common stock is attributable to accrued interest not previously included in income (which will be taxable as ordinary income) and except with respect to cash received in lieu of a fractional share of our common stock (which generally will result in capital gain or loss, measured by the difference between the cash received for the fractional share and your adjusted tax basis in the fractional share). Your tax basis in the common stock received on conversion of a note will be the same as your adjusted tax basis in the note at the time of conversion (reduced by any basis allocable to a fractional share) except that your tax basis in any common stock received with respect to accrued interest on a note not previously included in income will equal the fair market value of such common stock on the date received. Your holding period for the common stock received on conversion will generally include your holding period for the note converted, except that the holding period for any common stock received with respect to accrued interest on a note not previously included in income or accrued OID will commence on the day immediately following the date of receipt.

If we satisfy the conversion option in part cash and part common shares, the U.S. federal income tax treatment will depend upon whether the conversion is characterized as a recapitalization or as in part a conversion and in part a redemption of the notes.

If the conversion of the notes is characterized as a recapitalization, you will recognize as taxable income any gain realized in the conversion to the extent of the cash received (excluding amounts of shares allocable to interest, which will be taxable as ordinary income if not previously included in your income, and cash received in lieu of a fractional common share), but no loss will be recognized on the conversion. Your tax basis in the common shares received on conversion (other than shares received in respect of interest) will equal your tax basis in the corresponding note (reduced by any tax basis allocable to a fractional common share), plus the amount of taxable gain recognized on the conversion. Your holding period for the common shares received will include the holding period for the converted note (except for any common shares received allocable to accrued but unpaid interest, which will have a holding period beginning on the day after receipt). Cash received in lieu of a fractional common share upon conversion of the notes will generally be treated as a payment in exchange for the fractional share. Accordingly, the receipt of cash in lieu of a fractional common share generally will result in capital gain or loss measured by the difference between the cash received for the fractional share and your adjusted tax basis allocable to the fractional share.

If the conversion of the notes is instead treated as in part a conversion into common shares and in part a payment in redemption of the notes, your treatment with respect to the portion of the notes considered to be converted into common shares (and any cash received in lieu of a fractional common share) will be as described above. Cash received in lieu of a fractional common share upon conversion of the notes will generally be treated as a payment in exchange for the fractional share. Accordingly, the receipt of cash in lieu of a fractional common share generally will result in capital gain or loss measured by the difference between the cash received for the fractional share and your adjusted tax basis allocable to the fractional share. The cash received with respect to the portion of the notes considered to be redeemed would likely be treated as received in redemption of that portion. In that event, you would generally recognize gain or loss equal to the difference between the amount of cash received (excluding amounts allocable to interest, which will be taxable as ordinary income if not previously included in your income) and your adjusted tax basis allocable to the portion of the notes exchanged for cash.

Alternatively, in the event that we satisfy the conversion obligation entirely in cash, you will recognize gain or loss equal to the difference between the proceeds received by you (excluding amounts attributable to accrued but unpaid interest, which will be taxable as ordinary income if not previously included in your income) and your adjusted tax basis in the note. See “— Sale, Exchange or Repurchase of the Notes” above.

Constructive Distributions

The conversion rate of the notes will be adjusted in certain circumstances, such as a stock split or stock dividend, a distribution of cash or other assets to our stockholders (including certain self-tender transactions), and certain transactions that constitute a fundamental change. See “Description of the Notes — Conversion Price Adjustments.” Under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing a note owner’s proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to the note owner. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the note owners, however, will generally not be considered to result in a deemed distribution. Conversion rate adjustments arising from a stock split or a stock dividend are generally considered to be pursuant to a bona fide reasonable adjustment formula and thus will not give rise to a deemed dividend. In contrast, certain of the possible conversion rate adjustments (generally including adjustments to the conversion rate to compensate holders for dividends to our stockholders) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If those kinds of adjustments are made, you will be deemed to have received a distribution even though you will not have received any cash or property as a result of the adjustments. Conversely, if an event occurs that increases the interests of note owners and the conversion rate is not adjusted, the resulting increase in the proportionate interests of note owners could be treated as a taxable stock dividend to them.

Distributions and constructive distributions to note owners or stockholders will result in dividend income to them to the extent of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) at that time, with any excess treated as a nontaxable return of capital or as capital gain as more fully described in “— Taxation of Distributions on Our Common Stock” below. It is not clear whether any such constructive dividend would be eligible for the preferential rates of U.S. federal income tax currently applicable to certain dividends received by non-corporate holders or whether a corporate holder would be entitled to claim the dividends-received deduction with respect to such a constructive dividend. Any taxable constructive stock dividends resulting from a change to, or a failure to change, the conversion rate would in other respects be treated in the same manner as dividends paid in cash or other property. You should carefully review the conversion rate adjustment provisions and consult your tax advisors with respect to the tax consequences of any such adjustment, including any potential consequences of a taxable stock dividend to basis and holding period.

Taxation of Distributions on Our Common Stock

After you convert a note into our common stock, any distributions you receive in respect of our common stock will be treated as a dividend, subject to tax as ordinary income, to the extent payable out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) at that time, then as a tax-free return of capital to the extent of your tax basis in the shares of our common stock, and thereafter as capital gain from the sale or exchange of the stock. Dividends received by a corporate U.S. shareholder will be eligible for the dividends-received deduction if the shareholder meets certain holding period and other applicable requirements. Dividends received by a non-corporate U.S. shareholder will qualify for taxation at reduced rates (effective for tax years beginning before January 1, 2011) if the holder meets certain holding period and other applicable requirements.

Sale, Exchange or Other Disposition of Our Common Stock

Upon a sale, exchange or other disposition of shares of our common stock, you will generally recognize capital gain or loss in an amount equal to the difference between (1) the cash proceeds and the fair market value of any property received on the sale, exchange or other disposition and (2) your adjusted tax basis in the shares of our common stock. The gain or loss will be long-term capital gain or loss if your holding period for the common stock at that point has exceeded twelve months and will be short-term if your holding period is twelve months or less. The deductibility of capital losses is subject to limitations.

Tax Consequences to Non-U.S. Holders

This subsection describes material U.S. federal income tax consequences to a non-U.S. holder. If you are not a non-U.S. holder, this subsection does not apply to you and you should refer to “— Tax Consequences to U.S. Holders” above.

Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations,” “passive foreign investment companies” and, in certain circumstances, individuals who are U.S. expatriates. If you are a non-U.S. holder that falls within any of the foregoing categories, you should consult your own tax advisors to determine the U.S. federal, state, local and foreign tax consequences that may be relevant to you. Further, this summary does not address all of the special rules that may be applicable to foreign partnerships or partnerships with foreign partners. If you are a partnership holding notes or shares of our common stock, you are urged to consult your own tax advisor concerning the tax, withholding and reporting rules that may apply to you.

Payments with Respect to the Notes

Subject to the discussion below under “Constructive Dividends,” if you are a non-U.S. holder, all payments of principal or interest (including additional interest amounts, if any), or OID made to you on the notes, and any gain realized on a sale, exchange, conversion, or repurchase of the notes, will be exempt from U.S. federal withholding tax, provided that:

•	you do not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

•	you are not a bank for whom the note reflects an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business;

•

you provide your name and address, and certify, under penalties of perjury, that (1) you are not a U.S. person (which certification may be made on an IRS Form W-8BEN (or successor form)) or (2) you hold your notes through certain qualified foreign intermediaries and you satisfy the certification requirements of applicable Treasury Regulations; and

•	in the case of a sale, exchange, conversion, or repurchase of the notes:

•	if you are an individual non-U.S. holder, you are present in the United States for less than 183 days in the taxable year of disposition; and

•	your holding of the notes is not effectively connected with the conduct of a trade or business in the United States.

If you cannot satisfy the requirements described above with respect to interest payments, payments of interest will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States, and, if a tax treaty applies, is attributable to a U.S. permanent establishment.

If you are engaged in a trade or business in the United States and interest and OID on a note or gain recognized on the sale, exchange, conversion, or repurchase of the note is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax (but not the 30% withholding tax if you provide a Form W-8ECI as described above) on that interest, OID or gain on a net income basis in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a “branch profits tax” equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to certain adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, any such interest, OID or gain will be included in the earnings and profits of a foreign corporation. An individual non-U.S. holder who is in the United States for more than 183 days in the taxable year in which the note is sold, exchanged, redeemed or repurchased, and meets certain other conditions, will be subject to a flat 30% U.S. federal income tax (which rate may, however, be reduced to 15% if the individual is entitled to the benefit of a nondiscrimination provision of an applicable tax treaty) on any gain recognized on such a disposition, which gain may be offset by such a person’s U.S.-source capital losses, if any.

Constructive Dividends

Under certain circumstances, a non-U.S. holder may be deemed to have received a constructive dividend resulting from certain adjustments, or failure to make adjustments, to the number of shares of our common stock to be issued upon conversion. Any constructive dividend deemed paid to a non-U.S. holder will be subject to withholding at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements, such as the provision of IRS Form W-8BEN, as discussed above. It is possible that U.S. federal tax on the constructive dividend would be withheld from interest paid to the non-U.S. holder of the notes. Non-U.S. holders who are subject to withholding tax under such circumstances should consult their own tax advisors as to whether they can obtain a refund for all or a portion of the withholding tax.

Payments on Common Stock

Any dividends paid to a non-U.S. holder with respect to the shares of our common stock will generally be subject to withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. Dividends that are effectively connected with such a person’s conduct of a trade or business within the United States, and, if a tax treaty applies, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates, as the case may be. Certain certification and disclosure requirements must be complied with for such “effectively connected” income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of shares of our common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements, such as the provision of IRS FormW-8BEN, as discussed above. Alternatively, if you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale or Exchange of Notes or Shares of Common Stock

Any gain recognized upon the sale, exchange or other disposition of notes or a share of our common stock generally will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with your conduct of a trade or business in the United States or, where a tax treaty applies, is attributable to a U.S. permanent establishment;

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

we are or have been a U.S. real property holding corporation, as defined in Section 897 of the Code, at some time within the five-year period preceding the disposition or your holding period, whichever period is shorter, and certain other conditions apply. We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation.

An individual non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax on the net gain derived from the sale. An individual non-U.S. holder described in the second bullet point above will (as noted previously) be subject to a flat 30% U.S. federal income tax (potentially reduced by an applicable tax treaty, if any) on the gain derived from the sale, which may be offset by the individual’s U.S.-source capital losses, if any. A non-U.S. holder that is a foreign corporation and is described in the first bullet point above will be subject to tax on gain under regular graduated U.S. federal income tax rates and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty.

Backup Withholding and Information Reporting

If you are a U.S. holder of notes or shares of our common stock, information reporting requirements generally will apply to all payments we make to you and the proceeds from a sale of a note or share of our common stock made to you, unless you are an exempt recipient such as a corporation. If you fail to supply your correct taxpayer identification number, underreport your tax liability or otherwise fail to comply with applicable U.S. information reporting or certification requirements, the IRS may require us to backup withhold U.S. federal income tax at the rate set by Section 3406 of the Code (currently 28%) from those payments.

In general, if you are a non-U.S. holder, you will not be subject to backup withholding and information reporting with respect to payments that we make to you provided that we do not have actual knowledge or reason to know that you are a U.S. person and you have given us the certification described under “— Tax Consequences to Non-U.S. Holders — Payments with Respect to the Notes.” In addition, if you are a non-U.S. holder, you will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of a note or share of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the certification described above under “— Tax Consequences to Non-U.S. Holders — Payments with Respect to the Notes” and does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

The notes and the common stock issuable upon conversion of the notes are being registered to allow the selling securityholders and their successors, including their assignees, transferees, pledgees and donees and their respective successors, to sell these securities to the public from time to time after the date of this prospectus. The selling securityholders may sell the securities directly or through underwriters, broker-dealers or agents. If the selling securityholders sell the securities through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions. We have agreed to pay all of the expenses incidental to the registration, offering and sale of the securities to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

The total proceeds to the selling securityholders from selling the securities will be the purchase price of the securities, less any discounts and commissions paid by the selling securityholders. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject in whole or in part, any proposed purchase of securities to be made directly or through agents. We will not receive any of the proceeds from the sale of the securities offered by this prospectus.

The SEC may deem the selling securityholders and any broker-dealers or agents who participate in the distribution of the securities to be “underwriters” within the meaning of Section 2(11) of the Securities Act. As a result, the SEC may deem any profits the selling securityholders make by selling the securities and any discounts, commissions or concessions received by any broker-dealers or agents to be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may also be subject to liabilities under the securities laws, including Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the securities. The following selling securityholder has identified itself as registered broker-dealer: Citigroup Global Markets Inc. Accordingly, such selling securityholder is deemed to be, under the interpretations of the SEC, an “underwriter” within the meaning of the Securities Act. For details about the amount of notes and number of shares beneficially owned and being offered by this selling securityholder, see “Selling Securityholders” above.

The selling securityholders and any other person who participates in distributing the securities will be subject to the Exchange Act. The Exchange Act rules include Regulation M (or any successor rules or regulations), which may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before beginning to distribute the securities. This may affect the securities’ marketability and the ability of any person or entity to engage in market-making activities with respect to the securities.

The selling securityholders may sell the securities in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in transactions:

•	on any national securities exchange or quotation service on which the securities are listed or quoted at the time of the sale, including the Nasdaq Global Market in the case of the common stock;

•	in the over-the-counter market;

•	in transactions other than transactions on national securities exchanges, quotation services or in the over-the-counter market; or

•	through the writing of options whether the options are listed on an options exchange or otherwise.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the transaction.

In connection with sales of the securities or otherwise, any selling securityholder may:

•	enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the securities in the course of hedging the positions they assume;

•	sell the securities short and deliver the securities to close out their short positions; or

•	loan or pledge the securities to broker-dealers, who may in turn sell the securities.

We cannot assure you that any selling securityholder will sell any or all of the securities using this prospectus. In addition, any securities covered by this prospectus that qualify for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The selling securityholders also may transfer, devise or gift the securities by other means not described in this prospectus.

To comply with the securities laws of some states, if applicable, the selling securityholders may only sell the securities in these jurisdictions through registered or licensed brokers or dealers.

Our common stock trades on the Nasdaq Global Market under the symbol “KLIC”. The notes originally issued to qualified institutional buyers in the private placement are eligible for trading in The PORTALSM Market of the National Association of Securities Dealers, Inc., however, notes resold pursuant to this prospectus will no longer be eligible for quotation on PORTAL, and we do not intend to list the notes on any securities exchange or for quotation through Nasdaq. Accordingly, we cannot assure you that selling securityholders will be able to sell the notes or that any trading market for the notes will develop. See “Risk Factors — Risks Related to the Notes and our Common Stock — There is no established trading market for the notes.”

The registration rights agreement pursuant to which we filed the registration statement, of which this prospectus forms a part, provides that we and the selling securityholders will indemnify each other and each other’s directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act, or that we will be entitled to contribution from each other in connection with these liabilities.

LEGAL MATTERS

Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania has provided us with an opinion as to the validity of the notes and the common stock issuable upon conversion of the notes offered by this prospectus.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to Kulicke and Soffa Industries, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We have filed with the SEC a registration statement (including the exhibits, schedules and amendments to the registration statement) under the Securities Act for the notes and the common stock issuable upon conversion of the notes offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us, the notes and the common stock issuable upon conversion of the notes offered by this prospectus, please refer to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to, are not necessarily complete and, where the contract, agreement or other document is an exhibit to the registration statement, each statement is qualified in all respects by the provisions of the exhibit, to which reference is now made.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and other information concerning us can be read and copied at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC 0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. Our common stock is listed on the Nasdaq Global Market under the symbol “KLIC”. These reports, proxy statements and other information are also available at the following Nasdaq address: Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006. We maintain a website with the address www.kns.com. We are not including the information contained on our website as part of, or incorporating it by reference into, this prospectus.

Any information in documents incorporated by reference in this prospectus is considered part of this prospectus. We incorporate by reference the documents listed below which have been filed with the SEC:

•	our Annual Report on Form 10-K for our fiscal year ended September 30, 2006;

•

the information incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended September 30, 2006 from our definitive proxy statements relating to our 2006 annual meeting of stockholders;

•	our Quarterly Reports on Form 10-Q for our fiscal quarters ended December 31, 2006, March 31, 2007 and June 30, 2007;

•	our Current Reports on Form 8-K filed on October 3, 2006, October 12, 2006, October 13, 2006, November 8, 2006, December 20, 2006, May 10, 2007, June 4, 2007 and June 7, 2007;

•	the description of our common stock contained in our registration statement on Form 8-A12G/A filed on July 17, 2000; and

•

any future filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, including any filings after the date of this registration statement until we terminate this offering.

Any statement contained in a document incorporated by reference in this prospectus will be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

There have been no material changes in our affairs since September 30, 2006 that have not been described in our Annual Report on Form 10-K for the fiscal year then ended, our Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K.

We will provide to you without charge, upon receipt of your written or oral request, a copy of any or all of the documents which are incorporated by reference in this prospectus, other than exhibits which are not specifically incorporated by reference in such documents. You should direct written or telephone requests to Investor Relations Department, Kulicke and Soffa Industries, Inc., 1005 Virginia Drive, Fort Washington, PA 19034, telephone (215) 784-6000.

Our logo appearing on the front and back covers of this prospectus and Maxum™, Maxum Plus™, Nu-Tek™, WaferPRO™, Triton RDA™, and DuraPlus™ are trademarks of Kulicke and Soffa Industries, Inc. Other brands, names and trademarks contained in this prospectus are the property of their respective owners.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The aggregate estimated (other than the registration fee) expenses to be paid by the registrant in connection with this offering are as follows:

Securities and Exchange Commission registration fee	$3,370.00
Printing and Engraving Expenses	$15,000.00
Trustee fees and expenses	$10,000.00
Accounting fees and expenses	$15,000.00
Legal fees and expenses	$75,000.00
Miscellaneous	$5,000.00

Total	$123,370.00

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our by-laws require us to indemnify any person who is or was a party or witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including without limitation one bought by or in the right of the Company, by reason of the fact that he or she is or was a director or officer of the Company or is or was serving while a director or officer at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding, except to the extent such indemnification is prohibited by applicable law. Our by-laws provide that such persons are automatically entitled to advances from us for the payment of certain expenses incurred by such persons upon receipt of an undertaking by or on behalf of the person to repay such advances if it is ultimately determined that the person is not entitled to indemnification by us. Notwithstanding anything to the contrary, we are not obligated to indemnify any person or advance expenses with respect to any action, suit or proceeding commenced by the person, other than mandatory counterclaims and affirmative defenses. The Company may indemnify employees and agents of the Company, and advance expenses to them, on the same basis as provided in our by-laws for directors and officers, as the board of directors of the Company may from time to time determine or authorize. In addition, the registration rights agreement pursuant to which the registration statement was filed provides that we and the selling securityholders will indemnify each other and each other’s directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act, or that we will be entitled to contribution from each other in connection with these liabilities.

ITEM 16.	EXHIBITS

EXHIBIT NUMBER	ITEM
3(i)	The Company’s Form of Amended and Restated Articles of Incorporation dated June 14, 2002, filed as Exhibit 3.1 to the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2002, is incorporated herein by reference.

3(ii)	The Company’s By-Laws, as amended and restated on November 29, 2005, filed as Exhibit 3(ii) to the Company’s Form 10-K for the year ended September 30, 2005, are incorporated herein by reference.

4(i)	Specimen Common Share Certificate of Kulicke and Soffa Industries, Inc., filed as Exhibit 4 to the Company’s Form 8-A12G/A dated September 11, 1995, SEC file number 000-00121, is incorporated herein by reference.

4(ii)	Indenture dated as of November 26, 2003 between the Company and J.P. Morgan Trust Company, National Association, as Trustee, filed as Exhibit 4.1 to the Company’s Form 8-K filed December 5, 2003, is incorporated herein by reference.

4(iii)	Form of Note (included in Exhibit 4(ii)).

4(iv)	Registration Rights Agreement dated as of November 26, 2003, between the Company and Deutsche Bank Securities Inc. as Initial Purchaser, filed as Exhibit 4.2 to the Company’s Form 8-K filed December 5, 2003, is incorporated herein by reference.

4(v)	Indenture dated as of June 30, 2004 between the Company and J.P. Morgan Trust Company, National Association, as Trustee, filed as Exhibit 4.1 to the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2004, is incorporated herein by reference.

4(vi)	Form of Note (included in Exhibit 4(v)).

4(vii)	Registration Rights Agreement dated as of June 30, 2004, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Initial Purchaser, filed as Exhibit 4.2 to the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2004, is incorporated herein by reference.

4(viii)	Indenture dated as of June 6, 2007 between the Company and The Bank of New York, as Trustee, filed as Exhibit 4.1 to the Company’s Form 8-K dated June 6, 2007, is incorporated by reference.

4(ix)	Form of Note (included in Exhibit 4(viii)).

4(x)	Registration Rights Agreement dated as of June 6, 2007, between the Company and Bank of America Securities, LLC as Initial Purchaser, filed as Exhibit 10.1 to the Company’s Form 8-K dated June 6, 2007, is incorporated by reference.

5	Opinion of Drinker Biddle & Reath LLP.

12	Computation of Ratio of Earnings to Fixed Charges.

23(i)	Consent of PricewaterhouseCoopers LLP (Independent Registered Public Accounting Firm).

23(ii)	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5).

24	Power of Attorney (included on the signature page of this registration statement).

25	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939.

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that clauses (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby further undertakes that for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(1) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Willow Grove, Commonwealth of Pennsylvania, on August 16, 2007.

KULICKE AND SOFFA INDUSTRIES, INC.

By:	/s/ Maurice E. Carson
Maurice E. Carson Vice President and Chief Financial Officer

POWER OF ATTORNEYS

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints C. Scott Kulicke and Maurice E. Carson, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAMES	CAPACITY	DATE

/s/ C. Scott Kulicke C. Scott Kulicke	Chairman and Chief Executive Officer (Principal Executive Officer)	August 16, 2007

/s/ Maurice E. Carson Maurice E. Carson	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 16, 2007

/s/ Brian R. Bachman Brian R. Bachman	Director	August 16, 2007

/s/ Garrett E. Pierce Garrett E. Pierce	Director	August 16, 2007

/s/ John A. O’Steen John A. O’Steen	Director	August 16, 2007

/s/ MacDonell Roehm, Jr. MacDonell Roehm, Jr.	Director	August 16, 2007

/s/ Barry Waite Barry Waite	Director	August 16, 2007

/s/ C. William Zadel C. William Zadel	Director	August 16, 2007

EXHIBIT INDEX

EXHIBIT NUMBER	ITEM

3(i)	The Company’s Form of Amended and Restated Articles of Incorporation dated June 14, 2002, filed as Exhibit 3.1 to the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2002, is incorporated herein by reference.

3(ii)	The Company’s By-Laws, as amended and restated on November 29, 2005, filed as Exhibit 3(ii) to the Company’s Form 10-K for the year ended September 30, 2005, are incorporated herein by reference.

4(i)	Specimen Common Share Certificate of Kulicke and Soffa Industries, Inc., filed as Exhibit 4 to the Company’s Form 8-A12G/A dated September 11, 1995, SEC file number 000-00121, is incorporated herein by reference.

4(ii)	Indenture dated as of November 26, 2003 between the Company and J.P. Morgan Trust Company, National Association, as Trustee, filed as Exhibit 4.1 to the Company’s Form 8-K dated December 5, 2003, is incorporated herein by reference.

4(iii)	Form of Note (included in Exhibit 4(ii)).

4(iv)	Registration Rights Agreement dated as of November 26, 2003, between the Company and Deutsche Bank Securities Inc. as Initial Purchaser, filed as Exhibit 4.2 to the Company’s Form 8-K dated December 5, 2003, is incorporated herein by reference.

4(v)	Indenture dated as of June 30, 2004 between the Company and J.P. Morgan Trust Company, National Association, as Trustee, filed as Exhibit 4.1 to the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2004, is incorporated herein by reference.

4(vi)	Form of Note (included in Exhibit 4(v)).

4(vii)	Registration Rights Agreement dated as of June 30, 2004, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Initial Purchaser, filed as Exhibit 4.2 to the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2004, is incorporated herein by reference.

4(viii)	Indenture dated as of June 6, 2007 between the Company and The Bank of New York, as Trustee, filed as Exhibit 4.1 to the Company’s Form 8-K dated June 6, 2007, is incorporated by reference.

4(ix)	Form of Note (included in Exhibit 4(viii)).

4(x)	Registration Rights Agreement dated as of June 6, 2007, between the Company and Bank of America Securities, LLC as Initial Purchaser, filed as Exhibit 10.1 to the Company’s Form 8-K dated June 6, 2007, is incorporated by reference.

5	Opinion of Drinker Biddle & Reath LLP.

12	Computation of Ratio of Earnings to Fixed Charges.

23(i)	Consent of PricewaterhouseCoopers LLP (Independent Registered Public Accounting Firm).

23(ii)	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5).

24	Power of Attorney (included on the signature page of this registration statement).

25	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939.